Exhibit 2.1

Marti Technologies, Inc.

and

U.S. Bank Trust Company, NAtional Association

as Trustee and Collateral Agent

INDENTURE

Dated as of July 10, 2023

15.00% Convertible Senior Notes due 2028

Page

Article 1. Definitions; Rules of Construction		5
Section 1.01.	Definitions	5
Section 1.02.	Other Definitions	25
Section 1.03.	Rules of Construction	26
Article 2. The Notes		26
Section 2.01.	Form, Dating and Denominations	26
Section 2.02.	Execution, Authentication and Delivery	27
Section 2.03.	Initial Notes and Additional Notes	28
Section 2.04.	Method of Payment	28
Section 2.05.	Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day	29
Section 2.06.	Registrar, Paying Agent and Conversion Agent	30
Section 2.07.	Paying Agent and Conversion Agent to Hold Property in Trust	32
Section 2.08.	Holder Lists	32
Section 2.09.	Legends	32
Section 2.10.	Transfers and Exchanges; Certain Transfer Restrictions	33
Section 2.11.	Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption	37
Section 2.12.	[Reserved]	37
Section 2.13.	Replacement Notes	37
Section 2.14.	[Reserved]	38
Section 2.15.	Cancellation	38
Section 2.16.	Notes Held by the Company or its Affiliates	38
Section 2.17.	Temporary Notes	38
Section 2.18.	Outstanding Notes	49
Section 2.19.	Repurchases by the Company	39
Section 2.20.	CUSIP and ISIN Numbers	40
Article 3. Covenants		40
Section 3.01.	Payment on Notes	40
Section 3.02.	Exchange Act Reports	40
Section 3.03.	Rule 144A Information	41
Section 3.04.	Additional Interest	41
Section 3.05.	Compliance and Default Certificates	42
Section 3.06.	Stay, Extension and Usury Laws	42
Section 3.07.	Acquisition of Notes by the Company and its Affiliates	42
Section 3.08.	Existence	42

Section 11.09.	Successors	100
Section 11.10.	Force Majeure	100
Section 11.11.	U.S.A. PATRIOT Act	100
Section 11.12.	Calculations	100
Section 11.13.	Severability	101
Section 11.14.	Counterparts	101
Section 11.15.	Table of Contents, Headings, Etc.	101
Section 11.16.	Withholding Taxes	101

Exhibits

INDENTURE, dated as of July 10, 2023, between Marti Technologies, Inc., a Cayman Islands exempted company, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 15.00% Convertible Senior Notes due 2028.

Article 1.      Definitions; Rules of Construction

Section 1.01.      Definitions.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to a minimum of $1.00 or any integral multiple of $1.00 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors, as now or hereafter in effect, or any successor statute.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares or shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity, whether or not such debt securities include any right of participation with such equity.

“Capitalized Lease Obligation” means any obligation under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, under GAAP, is or will be required to be capitalized on the books of the lessee, and, for purposes of this Indenture, the amount of any such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper maturing not more than 270 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit, maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof; and (g) in the case of any Subsidiary organized under Turkish law, instruments equivalent to those referred to in clauses (a) through (f) above denominated in Turkish lira and customarily used by corporations for cash management purposes in Turkey to the extent reasonably required in connection with any business conducted by such Subsidiary in Turkey.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” means the Issue Date Collateral, the Turkish Post-Closing Collateral and, to the extent applicable, the Springing Lien Collateral, in each case other than Excluded Assets.

“Collateral Agent” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Collateral Agreements” means the Security Agreements and the other security agreements, pledge agreements, collateral assignments, deposit account control agreements, securities account control agreements, deeds of trust and similar and related agreements, including, without limitation, the Turkish Security Instruments, creating the security interest in the applicable Collateral, in each case, as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms.

“Committed Equity Facility” means an equity facility pursuant to which a financial institution with an Investment Grade Rating commits, subject to the terms and conditions set forth therein, to purchase Common Share of the Company at the Company’s request from time to time after the closing of the business combination contemplated by the Business Combination Agreement, dated as of July 29, 2022, between Marti Technologies I Inc. (f/k/a Marti Technologies Inc.), a Delaware corporation, and Galata Acquisition Corp., a Cayman Islands exempted company.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (i) to vote in the appointment or election of directors of such Person or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the Class A ordinary shares, $0.0001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Consolidated Total Assets” means the total assets of the Company and the Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied.

“Conversion Premium Threshold” means, initially, one hundred and seventy percent (170%) of the Conversion Price; provided that the Conversion Premium Threshold will decrease by five (5) percentage points per each six (6)-month period following the Issue Date.

“Conversion Price” means, as of any time, an amount per Common Share equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 90.909091 (the “Initial Conversion Rate”) Common Shares per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any Common Share issued or issuable upon conversion of any Note.

“Custodian” means U.S. Bank Trust Company, National Association, as custodian on behalf of the Holders of Physical Notes that will receive PIK Notes on behalf of such Holders, or such other entity as may be appointed as Custodian from time to time.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Share as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MRT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Rate” means, at any time, the rate borne by the Notes at such time plus 2.00% per annum.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or any of its Subsidiaries in connection with an asset sale permitted by Section 3.14 that is designated as Designated Non-Cash Consideration in an Officer’s Certificate setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a plan of division, an issuance of Capital Stock, or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Effective date”, in relation to a share split or share consolidation, means the first date on which the Common Shares trade on the relevant stock exchange, regular way, reflecting the relevant share split or share consolidation, as applicable.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Share, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Share under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) any “intent to use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and acceptance thereof by the United States Patent and Trademark Office, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark applications or any registration that may issue therefrom under applicable federal law, (b) any document, contract, license, franchise, agreement, instrument or chattel paper to which the Company or any Subsidiary is a party or any of its rights or interests thereunder (including, without limitation, rights of an obligor in any asset leased, licensed or otherwise acquired thereunder), if and for so long as the grant of such security interest or the assignment thereof shall either (1) constitute or result in a breach or right of termination in favor of any party pursuant to the terms of, or a default under, or is otherwise prohibited by the terms of any such document, contract, license, franchise, agreement, instrument or chattel paper due to an enforceable provision containing a restriction on assignment, transfer, pledge, hypothecation or the grant of a security interest thereunder or any other applicable law (including Bankruptcy Law or principles of equity) or (2) require governmental consent, approval, license or authorization, in each case other than to the extent (x) such restriction is incurred in contemplation of this Indenture or (y) such prohibition or limitation on possessing a security interest therein is rendered ineffective under the UCC or other applicable requirements of law notwithstanding such prohibition or limitation; provided that the foregoing exclusion shall not apply if such prohibition has been waived by the other party to such document, contract, license, franchise, agreement, instrument or chattel paper or the other party to such document, contract, license, franchise, agreement, instrument or chattel paper has otherwise consented to the creation hereunder of a security interest in such document, contract, license, franchise, agreement, instrument or chattel paper; provided, further, that immediately upon the ineffectiveness or lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all its rights, title and interests in and to such document, contract, license, franchise, agreement, instrument or chattel paper as if such provision had never been in effect; and provided, further, that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Trustee’s unconditional continuing security interest in and to all rights, title and interests of the Company in or to any accounts, payment obligations or other rights to receive monies due or to become due under any such document, contract, license, franchise, agreement, instrument or chattel paper and in any such monies and other proceeds of such document, contract, license, franchise, agreement, instrument or chattel paper; (c) equipment and other assets that are subject to a Lien securing a Capitalized Lease Obligation, Purchase Money Obligation or Qualified Asset Financing Facilities but only if the underlying contract or other agreement prohibits or restricts the creation of any other Lien on such equipment or other assets (including any requirement to obtain the consent of a third party) (unless such consent has been obtained) or the granting of a Lien on such assets to secure the Notes would trigger the termination (or a right of termination) of any such Capitalized Lease Obligation, Purchase Money Obligation or Qualified Asset Financing Facilities, except to the extent such prohibition or restriction is ineffective under applicable law or was entered into in contemplation of this Indenture; (d) any fee owned real property and any leasehold rights and interest in real property; (e) commercial tort claims where the amount of damages claimed is less than $5,000,000, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement (or equivalent filing in any jurisdiction); (f) any property or assets to the extent the creation or perfection of pledges thereof, or security interests therein, could reasonably be expected to result in material adverse tax consequences or material adverse regulatory consequences to the Company or any of its Subsidiaries as reasonably determined by the Company with the consent of the Lead Investor (such consent not to be unreasonably withheld); (g) any other property of the Company and its Subsidiaries (other than the Turkish Post-Closing Collateral) located in Turkey to the extent agreed in writing (including by email), on or prior to the date that is 120 days after the Issue Date (or such later date as the Lead Investor may agree in its sole discretion), by the Lead Investor and the Company acting reasonably and in good faith and (h) any property or assets securing the PFG Debt as of the date hereof; provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (h) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (h)).

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Freely Tradable” means, with respect to any security of the Company, that such security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time).

“Fundamental Change” means any of the following events:

(A)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than thirty-five percent (35%) of the voting power of all of the Common Shares.

(B)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries that has provided a guarantee of the Company’s obligations in respect of this Indenture and the Notes; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Shares are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)            the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)            the Common Share (or other successor common stock underlying the Notes) ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Shares (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Share Change Event whose Reference Property consists of such consideration.

If any transaction in which the Common Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Conversion Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso to the immediately preceding paragraph, following the effective date of such transaction), references to the Company for purposes of this definition of “Fundamental Change” shall instead be references to such other entity.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Guarantees” means, collectively, the Issue Date Guarantees and the Turkish Guarantees.

“Guarantor” means each Person that is or becomes party to a Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” of any Person, means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or upon which interest payments are customarily made, (c) all obligations of such Person for the deferred purchase price of property or services already received, (d) all guarantee obligations by such Person of Indebtedness of others, (e) all obligations of the type referred to in this definition of another Person secured by a Lien on any property or asset owned by such Person (whether or not such obligation is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the fair market value of such property or asset at the applicable date of determination and (ii) the amount of such obligation so secured, (f) all Capitalized Lease Obligations of such Person, (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit and (ii) in respect of bankers’ acceptances, surety bonds or similar facilities to the extent drawn and (h) obligations under hedging arrangements of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof (or provides for reimbursement to such Person).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” means, with respect to a Note, each January 15 and July 15 of each year, commencing on January 15, 2024 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investment Grade Rating” means a rating equal to or higher than (x) in the case of Moody’s, Baa3 (or the equivalent), (y) in the case of S&P, BBB- (or the equivalent) and (z) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clause (x) and (y).

“Issue Date” means July 10, 2023.

“Issue Date Collateral” means all of the following property, in each case, wherever located (other than Turkey) and now owned or at any time hereafter acquired by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries now has or at any time in the future may acquire any right, title or interest:

(A)            all Documents (as defined in the Issue Date Security Agreement);

(B)            all General Intangibles (as defined in the Issue Date Security Agreement);

(C)            all Intellectual Property (as defined in the Issue Date Security Agreement);

(D)            all Investment Property (as defined in the Issue Date Security Agreement); and

(E)            all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; in each case, other than any Excluded Assets.

“Issue Date Guarantees” means, collectively, the guarantees provided by any Subsidiary of the Company on the Issue Date.

“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to this Indenture, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the date such Notes are originally issued; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Share for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Share on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are then listed. If the Common Shares are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Common Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Common Share on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lead Investor” means, initially, Farragut Square Global Master Fund, LP; provided that if the aggregate principal amount of Notes held by such Holder is less than five million dollars ($5,000,000), then the Holders of a majority in aggregate principal amount of the Notes shall elect a new Lead Investor. Upon request, the Lead Investor shall deliver an incumbency certificate to the Trustee designating individuals authorized to give directions under this Indenture.

“Lien” means, with respect to any asset or right, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset or right and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or right.

“Liquidity” means, as of any date of determination, (x) the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and any of its Subsidiaries who have provided a guarantee of the Company’s obligations in respect of this Indenture and the Notes at such date and (b) the aggregate amount of any available unused commitments under any Committed Equity Facility less (y) the aggregate amount of principal and interest payments required to be made within 12 months of such date in respect of any Indebtedness of the Company or any of its Subsidiaries.

The “Liquidity Conditions” with respect to the Redemption of any Notes will be satisfied if each of the following has been satisfied as of the Redemption Notice Date for such Redemption and is reasonably expected to continue to be satisfied through at least the thirtieth (30th) calendar day after the Redemption Date for such Redemption: (A) the Company has satisfied the reporting conditions (including, for the avoidance of doubt, the requirement for current Form 10 information) set forth in Rule 144(c) and (i)(2) under the Securities Act; and (B) the Common Shares issued or issuable upon conversion of the Notes are Freely Tradable.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(G); provided, however, that, subject to Section 4.03(J), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Provisional Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A)            in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and

(B)            in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to Section 4.03(J), to be called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Share or in any options contracts or futures contracts relating to the Common Share.

“Maturity Date” means July 10, 2028.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Recourse Debt” means (i) any non-recourse indebtedness for borrowed money (it being understood and agreed that limited recourse provisions in respect of the applicable financing assets, transaction structure or that otherwise are customary in transactions in which the primary recourse is to financing assets shall not cause indebtedness that is otherwise non-recourse indebtedness to constitute recourse indebtedness) or (ii) indebtedness of the Company’s Subsidiaries if such Subsidiaries are special purpose entities that serve as a vehicle to obtain financing that is otherwise non-recourse to the Company and the Company’s other non-special purpose entity Subsidiaries (it being understood and agreed that limited recourse provisions in respect of the applicable financing assets, transaction structure or that otherwise are customary in transactions in which the primary recourse is to financing assets shall not cause indebtedness that is otherwise non-recourse indebtedness to constitute recourse indebtedness).

“Note Agent” means any Registrar, Paying Agent, Conversion Agent or Custodian.

“Notes” means the 15.00% Convertible Senior Notes due 2028 issued by the Company pursuant to this Indenture.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary, any assistant Secretary or any Vice President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 11.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 11.03, subject to customary qualifications and exclusions.

“Optional Redemption Trigger” means the lesser of (A) the Stock Price Threshold and (B) the Conversion Premium Threshold; provided that in no event will the Optional Redemption Trigger be less than the Optional Redemption Trigger Floor.

“Optional Redemption Trigger Floor” means the greater of (a) $15.25 and (b) one hundred and fifty-five percent (155%) of the Conversion Price.

“Person” or “person” means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Permitted Liens” means the following types of Liens:

(A)            Liens on, and pledges of, the equity interests of any Subsidiary of the Company or any joint venture owned by the Company or any Subsidiary of the Company, in each case, to the extent securing Non-Recourse Debt of such Subsidiary or joint venture that is expressly permitted pursuant to Section 3.09 of this Indenture;

(B)            Liens securing Capitalized Lease Obligations, Purchase Money Obligations and Qualified Asset Financing Facilities of the Company or any Subsidiary of the Company, in each case, to the extent expressly permitted pursuant to Section 3.09 of this Indenture; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) other than in the case of Qualified Asset Financing Facilities, the Indebtedness secured thereby does not exceed, at any time, the lesser of the cost or fair market value of the property secured by such Lien;

(C)            Liens securing the obligations in respect of this Indenture, the Notes, and the Collateral Agreements, including those that are for the benefit of the Collateral Agent;

(D)            Liens in existence on the Issue Date and listed on Schedule 3.09, and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Issue Date (minus the aggregate amount of any permanent repayments and prepayments thereof since the Issue Date but only to the extent that such repayments and prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or a portion of such Indebtedness) and (ii) does not encumber any property other than the property subject thereto on the Issue Date (plus improvements and accessions to such property);

(E)            Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, in conformity with GAAP;

(F)            statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days (or, if more than 30 days overdue, that are unfiled and no other action has been taken to enforce such Lien) or that are being contested in good faith by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, in conformity with GAAP;

(G)            pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;

(H)            deposits and other Liens to secure the performance of bids, trade contracts, governmental contracts and other similar contracts (other than Indebtedness for borrowed money), leases (other than capital leases), subleases, statutory obligations, surety, stay, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(I)            Liens arising by law or contract on insurance policies and proceeds thereof securing premiums thereunder;

(J)            any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the Company or any of its Subsidiaries in the ordinary course of its business which do not materially interfere with the ordinary conduct of the business of the Company or such Subsidiary and covering only the assets so leased or licensed;

(K)            Liens on equipment arising from precautionary UCC financing statements regarding operating leases of equipment;

(L)            Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(M)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company and its Subsidiaries in the ordinary course of business permitted by this Indenture;

(N)            (i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance or incurrence of Indebtedness or (B) pooled deposit or sweep accounts of the Company and any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries and (ii) other Liens securing cash management obligations (that do not constitute Indebtedness) in the ordinary course of business;

(O)            Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection;

(P)            judgment Liens in respect of judgments not constituting an Event of Default under Section 7.01(A)(x) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgments, decrees or orders shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

(Q)            Liens securing PFG Debt.

“PFG Debt” means Indebtedness incurred pursuant to that certain Loan and Security Agreement, dated as of January 20, 2021, by and among Marti Technologies I Inc., a Delaware corporation, Martı İleri Teknoloji A.Ş and Partners for Growth VI, L.P., a Delaware limited partnership, as may be amended, restated, amended and restated or otherwise modified in accordance with its terms from time to time.

“Physical Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“PIK Interest” means payment of interest through the issuance of PIK Notes (rounded up to the nearest $1.00).

“Provisional Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03(B).

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capitalized Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets, in each case, within 180 days of such acquisition, installation, construction or improvement.

“Qualified Assets” means scooters, ebikes, mopeds, ecars or other vehicles and proceeds thereof.

“Qualified Asset Financing Facility” means any transaction or series of transactions entered into by the Company or any Qualified Asset Financing Subsidiary pursuant to which the Company or such Subsidiary, as the case may be, grants a Lien in such Qualified Assets and which finances the acquisition of such Qualified Assets that complies with the following criteria:

(i)	such Qualified Asset Financing Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate fair and reasonable to the Company and the related Qualified Asset Financing Subsidiary;

(ii)	the principal amount of Indebtedness at any time outstanding under such Qualified Asset Financing Facility shall not exceed 104% of the depreciated cost of the Qualified Assets subject to such Qualified Asset Financing Facility; and

(iii)	the financing terms, covenants, termination events and other provisions shall be market terms.

“Qualified Asset Financing Subsidiary” shall mean a Subsidiary of the Company that (i) engages in no other activities other than the purchase or acquisition of Qualified Assets for the limited purpose of effecting one or more Qualified Asset Financing Facility and related activities, (ii) does not have any Indebtedness that is guaranteed by or otherwise recourse to the Company or any other Subsidiary or any of their respective assets or properties, (iii) is not party to any contracts, agreements, arrangements or understanding with the Company or any of its Subsidiaries other than on terms that are no less favorable to the Company or such Subsidiary than those that might be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, and (iv) with respect to which none of the Company or any of its Subsidiaries has any obligation to maintain such Person’s financial condition or cause such entity to achieve any specified level of operating results.

“Rating Agency” means Moody’s, S&P or any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which Common Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption” means a Provisional Redemption.

“Redemption Date” means the date fixed, pursuant to Section 4.03(E), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(G).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(F).

“Reset Date” means the 10th day of each calendar month, commencing August 10, 2023 and ending July 10, 2024; provided that if any Reset Date would otherwise be a day that is not a Business Day, that Reset Date will be postponed to the next succeeding Business Day, except if that Business Day falls in the next succeeding calendar month, that Reset Date will be the immediately preceding Business Day.

“Reset Conversion Rate” means 1,000 divided by the product of (A) Reset Price and (B) 1.10.

“Reset Price” means, as of each Reset Date, an amount per Common Share equal to the greater of (x) $1.50 and (y) the lesser of (i) the Reset Price with respect to the immediately prior Reset Date and (ii) the average of the Daily VWAPs over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding such Reset Date; provided, however, that in no event will the Reset Price be more than $10.00.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on January 15, the immediately preceding January 1 (whether or not a Business Day); and (B) if such Interest Payment Date occurs on July 15, the immediately preceding July 1 (whether or not a Business Day).

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation, as the same may be amended from time to time.

“Regulation S Note” means (A) each Note that, on the original issue date thereof, was issued and sold in reliance on Regulation S, and each Note issued in exchange therefor or substitution thereof; and (B) each Regulation S Note issued pursuant to Section 1.01(A) in exchange for, or upon the transfer of, another Note, and each Note issued in exchange therefor or substitution thereof; provided, however, that a Note will cease to be a Regulation S Note when such Note is transferred to, or exchanged for, a Note that does not bear the Restricted Note Legend.

“Regulation S Physical Note” means a Physical Note that is a Regulation S Note.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or the Collateral Agent, as applicable) (or any successor group of the Trustee) or any other officer of the Trustee or the Collateral Agent, assigned by the Trustee or the Collateral Agent, as applicable, customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject, and who, in each case, has direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means the Trustee, the Collateral Agent and the Holders.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Security Agreements” means, collectively, (a) that certain Pledge and Security Agreement, dated as of the Issue Date, by and among the Company and each of its Subsidiaries party thereto from time to time and the Collateral Agent in the form of Exhibit E hereto (the “Issue Date Security Agreement”) and (b) that certain Pledge and Security Agreement, dated as of the Springing Lien Trigger Date, by and among the Company and each of its Subsidiaries party thereto from time to time and the Collateral Agent in substantially the form of Exhibit F hereto with such changes as may be agreed by the Company and the Lead Investor acting reasonably and in good faith (the “Springing Lien Security Agreement”), in each case as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms.

“Significant Subsidiary” of any Person means any Subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Springing Lien Collateral” means all property of the Company and its Subsidiaries, other than the Issue Date Collateral, the Turkish Post-Closing Collateral and the Excluded Assets.

“Springing Lien Trigger Date” means the earliest date on which a Springing Lien Trigger Event has occurred.

“Springing Lien Trigger Event” means (a) an Event of Default has occurred and is continuing and has not been waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding or cured, to the extent that the Event of Default may, by its terms, be cured, (b) Liquidity at any time is less than $25,000,000, provided that, in the event that any Notes are redeemed or repurchased by the Company prior to the Maturity Date, the threshold set forth in this clause (b) shall be reduced on a pro rata basis, (c) on each Trading Day for 180 consecutive Trading Days, the product of (i) the Last Reported Sale Price per Common Share (or other successor common stock underlying the Notes) multiplied by (ii) the number of Common Shares (or other successor common stock underlying the Notes) outstanding is less than $75,000,000.00, (d) either (i) the Company’s Common Shares (or other successor common stock underlying the Notes) have been delisted from trading on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) or (ii) the Company has received notice that its Common Shares (or other successor common stock underlying the Notes) will be delisted from trading on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) within 90 days of its receipt of such notice, (e) the Company has not filed any report that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within ninety (90) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); or (f) consolidated stockholders’ equity of the Company and its Subsidiaries (excluding any accumulated other comprehensive income and loss and, without duplication, any non-cash effects resulting from the application of Accounting Standards Codification 715), at any time is less than $10,000,000 at any time that Liquidity at any time is less than $50,000,000. The Company shall notify the Holders, the Trustee, the Collateral Agent and the Conversion Agent in writing upon the occurrence of a Springing Lien Trigger Event.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Shares receive only cash in consideration for their Common Shares in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per Common Share in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per Common Share for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Stock Price Threshold” means, initially, $17.50, subject to the same adjustments to the Conversion Rate pursuant to Article 5; provided that the Stock Price Threshold will decrease by $0.75 per each six (6)-month period following the Issue Date.

“Subordinated Indebtedness” means Indebtedness of the Company that is subordinated in right of payment to the obligations with respect to the Indenture and the Notes; provided that such Indebtedness shall (a) not provide for any scheduled amortization or mandatory prepayment of principal prior to the Stated Maturity thereof, (b) contain usual and customary subordination terms, and (c) specifically designate this Indenture and all obligations in respect of this Indenture and the Notes as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (b) of this definition specifically refer to such Indebtedness as being subordinated to the obligations in respect of this Indenture and the Notes pursuant to such subordination terms.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (A) trading in the Common Share generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded; and (B) there is no Market Disruption Event. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C)            such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Turkish Guarantees” means, collectively, the guaranties provided by any Subsidiary of the Company organized in the country of Turkey.

“Turkish Post-Closing Collateral” means all of the following property, in each case, located in Turkey and now owned or at any time hereafter acquired by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries now has or at any time in the future may acquire any right, title or interest:

(A)            all Documents (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law);

(B)            all General Intangibles (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law);

(C)            all Intellectual Property (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law);

(D)            all Investment Property (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law); and

(E)            all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; in each case other than (i) any Excluded Assets and (ii) solely to the extent required to avoid impairment of such Subsidiary’s business ability to operate under Turkish law, any books, records, ledger cards, files and correspondence that, pursuant to applicable laws, are required to be maintained by any Subsidiary of the Company in Turkey.

“Turkish Security Instruments” means those documents, instruments, filings, registrations and other means necessary under Turkish law to create and/or perfect a valid and perfected first priority Lien, subject only to Permitted Liens, in respect of the Turkish Post-Closing Collateral (and, if applicable, any Springing Lien Collateral located in Turkey) and any other Turkish law document entered into by the Company or any of its Subsidiaries creating a Lien over all or any part of its assets that constitute Turkish Post-Closing Collateral (and, if applicable, any Springing Lien Collateral located in Turkey) to secure the obligations of the Company under this Indenture and the Notes.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“United States Government” means the federal government of the United States of America.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Share or in any options contracts or futures contracts relating to the Common Share, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Share generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.      Other Definitions.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Attribution Parties”	5.01(D)
“Beneficial Ownership Limitation”	5.01(D)
“Business Combination Event”	6.01(A)
“Cash Interest”	2.05(A)
“Common Share Change Event”	5.09(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(A)
“Conversion Notice”	5.01(D)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(B)(v)
“Expiration Time”	5.05(B)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.03(A)
“Partial Redemption Limitation”	4.03(C)
“Paying Agent”	2.06(A)
“PIK Notes”	2.05(B)
“PIK Payment”	2.05(B)
“Redemption Notice”	4.03(G)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Registration Statement”	3.04
“Reporting Event of Default”	7.03(A)
“Specified Courts”	11.07
“Spin-Off”	5.05(B)(iii)(2)
“Spin-Off Valuation Period”	5.05(B)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Corporation”	6.01(A)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(B)(v)

Section 1.03.      Rules of Construction.

For purposes of this Indenture:

(A)            “or” is not exclusive;

(B)            “including” means “including without limitation”;

(C)            “will” expresses a command;

(D)            the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)            a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H)            references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I)            the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(J)            the term “interest,” when used with respect to a Note, includes any Default Interest, Cash Interest, PIK Interest, Additional Interest and Special Interest, unless the context requires otherwise. Unless otherwise specified herein, the payment of accrued and unpaid “interest” shall be deemed to mean that such accrued and unpaid PIK Interest shall be paid in cash.

Article 2.      The Notes

Section 2.01.      Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated as of the date of its authentication.

The Notes will be issued in the form of Physical Notes.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02.      Execution, Authentication and Delivery.

(A)            Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)            Authentication by the Trustee and Delivery.

(i)            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder. Each Company Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be additional Notes or PIK Notes and the aggregate principal amount of Notes outstanding on the date of authentication. Such Notes will be in the form of Physical Notes, which (i) will represent, and will be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued and (ii) will be held by the Custodian.

(ii)            No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(iii)            The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder (or to the Holder’s Custodian), then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iv)            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake.

Section 2.03.      Initial Notes and Additional Notes.

(A)            Initial Notes. On the Issue Date, there will be originally issued fifty-four million, seven hundred seventy-four thousand and four hundred fifteen dollars ($54,774,415) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B)            Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) that are not fungible with other Notes issued under this Indenture for purposes of federal income tax or federal securities laws will be identified by a separate CUSIP number or by no CUSIP number.

Section 2.04.      Method of Payment.

(A)            [Reserved].

(B)            Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, Cash Interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05.      Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(A)            Accrual of Interest. Each Note will accrue interest at the rate of fifteen percent (15.00%) per annum (“Stated Interest”); provided that interest shall be payable (a) at a rate per annum equal to ten percent (10.00%) with respect to interest paid in cash (“Cash Interest”) and (b) at a rate per annum equal to five percent (5.00%) with respect to PIK Interest, plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(F) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)            The Company will pay PIK Interest by issuing Notes (“PIK Notes”) (rounded up to the nearest $1.00) under this Indenture, having the same terms and conditions as the Notes (in each case, a “PIK Payment”).

(C)            PIK Interest on the Notes will be payable by issuing PIK Notes in certificated form or such other method as may be approved by the Trustee in its sole discretion in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest $1.00), and the Trustee will, upon receipt of a Company Order, authenticate and deliver on the applicable Interest Payment Date such PIK Notes for original issuance to the Holders of record on the relevant Record Date, as shown by the records of the register of Holders. Any PIK Notes issued will be distributed to Holders or maintained by a Custodian for Holders of Physical Notes, will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of this Indenture and the applicable Notes and will have the same rights and benefits as the Notes issued on the Issue Date. Any PIK Notes will be issued with the description “PIK” on the face of such PIK Note, and references to the “principal” or “principal amount” of the PIK Notes will include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment. Any PIK Notes will be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture.

(D)            PIK Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The calculation of PIK Interest will be made by the Company or on behalf of the Company by such Person as the Company will designate, and such calculation and the correctness thereof will not be a duty or obligation of the Trustee. PIK Interest on the Notes will be paid in the denominations specified in Section 2.01.

(E)            Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the Default Rate, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid in cash on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(F)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06.      Registrar, Paying Agent and Conversion Agent.

(A)            Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”); and (iv) an office of the Custodian. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B)            Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)            Duties of the Custodian in Respect of Physical Notes. Each Holder of a Physical Note, by acceptance of the Notes, hereby appoints U.S. Bank Trust Company, National Association to act initially as the Custodian for such Notes, and to act on behalf of such Holder of Physical Notes. The Custodian’s sole responsibility in respect of Physical Notes is to hold in safe-keeping the Physical Notes and all related PIK Notes for which it is acting as Custodian (the “Custodied Notes”) on behalf of the Holders. The Custodian shall transfer any Custodied Notes and surrender any Custodied Notes only in accordance with the written direction of the Holder or Holders of such Custodied Notes in whose name such Notes are registered; provided, that the Custodian is hereby directed by each Holder of a Custodied Note to surrender such Custodied Note called for redemption pursuant to Section 4.03 and to surrender such Custodied Note to the Issuer on the Maturity Date. The Custodian’s duty with respect to a Custodied Note in its physical possession shall be limited to the exercise of reasonable care by the Custodian with respect to such Custodied Note in its physical possession. For the avoidance of doubt, notwithstanding that the Custodian may have physical possession of any Note with respect to which it is acting in its capacity as Custodian, such Note shall nonetheless be the property solely of the Holder of such Note. The Custodian hereby agrees to act in its capacity as such with respect to, and hereby agrees to take and hold in accordance with the Notes of each applicable Holder. At any time after the date of this Indenture, any Holder of a Physical Note shall inform the Custodian in writing (including by e-mail) that such Holder no longer wishes the Custodian to act in its capacity as such with respect to any Notes of such Holder, the Custodian will promptly cause such Notes to be delivered to such Holder by first-class mail (or by such other delivery method as such Holder and the Custodian shall agree). Upon the written request of any future Holder of Physical Notes, the Custodian shall act in its capacity as such with respect to, and shall take and hold in accordance with this Section 2.06(C), the Notes of such Holder.

(D)            Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(E)            Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07.      Paying Agent and Conversion Agent to Hold Property in Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08.      Holder Lists.

If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09.      Legends.

(A)            [Reserved].

(B)            Restricted Note Legend. Subject to the other provisions of this Indenture,

(i)            Each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)            If a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(B)(ii)), including pursuant to 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(C)            Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(D)            Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(E)            Restricted Stock Legend.

(i)            Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii)            Notwithstanding anything to the contrary in this Section 2.09(E), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10.      Transfers and Exchanges; Certain Transfer Restrictions.

(A)            Provisions Applicable to All Transfers and Exchanges.

(i)            Generally. Subject to this Section 2.10, Physical Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii)            Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)            No Services Charge; Transfer Taxes. The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv)            Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)            Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi)            Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii)            Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii)            Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Physical Note; and (y) if such Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Physical Note to be identified by an “unrestricted” CUSIP number.

(B)            [Reserved].

(C)            Transfers and Exchanges of Physical Notes.

(i)            Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); and (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1)            surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2)            deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D) and Section 2.10(F).

(ii)            Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)            such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2)            if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)            in the case of a transfer:

(a)            [reserved];

(b)            to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)            in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)            Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)            cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)            remove such Restricted Note Legend; or

(iii)            register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws.

(E)            Certain De-Legending Procedures. If a Holder of any Common Shares issued upon conversion of any Note, or in a global certificate representing any Common Shares issued upon conversion of any Note, transfers such share in compliance with Rule 144 and delivers to the Company a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company, to reissue such share without a Restricted Stock Legend, then the Company will cause the same to occur (and, if applicable, cause such share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Trading Days of such request.

(F)            Restrictions Applicable to Transfers Between Regulation S Notes.

(i)            Transfers to Which Restrictions Apply. The following transfer will not be effected unless the requirements set forth in Section 2.10(F)(ii) are satisfied with respect to such transfer: the transfer of a Physical Note to a Person who takes delivery thereof in the form of a Physical Note, which is a Regulation S Note; and

(ii)            Requirements Applicable to Transfers. A transfer described in Section 2.10(F)(i) will not be effected unless:

(1)            without limiting the generality of Section 2.10(D), such transferor delivers to the Registrar a certificate substantially in the form set forth in Exhibit C hereto, including the certification set forth in Item 3 thereof (if the transferee Note is a Regulation S Note), or, in lieu thereof, such other certifications or documentation substantially to the same effect as may be reasonably acceptable to the Company; and

(2)            without limiting the generality of Section 2.10(D), such transferee Person delivers to the Registrar, if reasonably requested by the Company, a certificate substantially in the form set forth in Exhibit D hereto, or, in lieu thereof, such other certifications or documentation substantially to the same effect as may be reasonably acceptable to the Company.

(G)            Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11.      Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(A)            Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B)            Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i)            Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

Section 2.12.      [Reserved.]

Section 2.13.      Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company, the Trustee and the Collateral Agent to protect the Company, the Trustee and the Collateral Agent from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, whether or not the lost, destroyed or wrongfully taken Note will at any time be enforceable by anyone.

Section 2.14.      [Reserved].

Section 2.15.      Cancellation.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16.      Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or other action under this Indenture, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver, consent or other action, only Notes that a Responsible Officer of the Trustee or the Collateral Agent, as applicable, actually knows are so owned will be so disregarded.

Section 2.17.      Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18.      Outstanding Notes.

(A)            Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated (giving effect to, and as increased by, any payment of PIK Interest made thereon by issuing additional Notes by an amount equal to the PIK Interest payable, rounded up to the nearest $1.00), excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) paid in full (including upon conversion) in accordance with this Indenture; or (iii) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B)            Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)            Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(F) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D)            Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E)            Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(F) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19.      Repurchases by the Company.

Without limiting the generality of Section 2.15, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.20.      CUSIP and ISIN Numbers.

The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3.      Covenants

Section 3.01.      Payment on Notes.

(A)            Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B)            Deposit of Funds. Before 12:00 P.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date, and issue PIK Notes in certificated form, to pay any PIK Interest pursuant to a certificate of authentication with respect to the PIK Interest to be issued on the applicable Interest Payment Date, when so becoming due and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

(C)            PIK Interest. PIK Interest will be considered paid on the date due if on such date the Trustee has received a Company Order to authenticate and deliver PIK Notes in an aggregate principal amount equal to the amount of such PIK Interest for original issuance to the Holders of record on the relevant Record Date.

Section 3.02.      Exchange Act Reports.

(A)            Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B)            Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 3.03.      Rule 144A Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or Conversion Shares are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 3.04.      Additional Interest.

(A)            If (i) on any day occurring on or after the date that is eighteen (18) weeks after the Last Original Issue Date of any Note, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) the registration statement registering the resale of the Conversion Shares (if any) (the “Registration Statement”) is not declared effective by the date that is eighteen (18) weeks after the Last Original Issue Date of any Note, then Additional Interest will accrue on such Note for each day during such period which such failure is continuing or until such time the Registration Statement is declared effective, as applicable.

(B)            Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the PIK Interest on such Note and will accrue at a rate per quarter equal to one percent (1.00%) of the principal amount thereof; provided, however, that in no event will Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K) pursuant to Section 3.04(A), together with any Special Interest that accrues as a result of the Company’s failure to comply with its reporting obligations as set forth in Section 7.03, accrue on any day on a Note at a combined rate per quarter that exceeds one percent (1.00%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(C)            Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(D)            Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05.      Compliance and Default Certificates.

(A)            Annual Compliance Certificate. Within ninety (90) days after December 31, 2023 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B)            Default Certificate. If a Default or Event of Default occurs, then the Company will as soon as practicable, but in any event within thirty (30) days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.06.      Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee or the Collateral Agent by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07.      Acquisition of Notes by the Company and its Affiliates.

Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.08.      Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.09.      Incurrence of Senior Indebtedness.

The Company and each of its Subsidiaries will not incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment or security to the Notes, other than (A) Non-Recourse Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (B) Capitalized Lease Obligations and/or Purchase Money Obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (C) Qualified Asset Financing Facilities and (D) PFG Debt in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that, in each case of clauses (A), (B), (C) and (D), such Indebtedness is provided by a non-Affiliate of the Company.

Section 3.10.      Limitation on Liens.

The Company will not, nor will the Company permit any of its Subsidiaries to, create, assume or suffer to exist any Lien of any kind on any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries except (other than in the case of any books, records, ledger cards, files and correspondence that, pursuant to applicable laws, are required to be maintained by any Subsidiary of the Company in Turkey) for Permitted Liens.

Section 3.11.      Collateral and Security.

(A)            Collateral Agreements. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable shall be secured (in the case of the Turkish Post-Closing Collateral, subject to the post-closing time period specified in clause (B) below) by a valid and perfected first priority security interest, subject only to Permitted Liens, in the Collateral as provided in the Collateral Agreements.

(B)            Turkish Guarantees and Collateral. No later than the date that is 120 days after the Issue Date (or such later date as the Lead Investor may agree in its sole discretion), the Collateral Agent shall have received (i) Turkish Guarantees and the Notes from each Subsidiary of the Company organized under Turkish law and (ii) all Turkish Security Instruments in respect of the Turkish Post-Closing Collateral, in each case of clauses (i) and (ii), in form and substance reasonably acceptable to the Lead Investor.

(C)            Springing Lien. Immediately upon the occurrence of the Springing Lien Trigger Date, (i) the Company and each of its Subsidiaries hereby agrees that it will automatically be deemed to have granted to the Collateral Agent, on the date of such occurrence and without further action of any party or other Person, as security for the Notes, a lien on and security interest in (the “Springing Lien”) the Springing Lien Collateral and (ii) the Company and its Subsidiaries shall execute and deliver the Springing Lien Security Agreement and such other Collateral Agreements, each in form and substance reasonably acceptable to the Lead Investor, and take or cause to be taken such other actions, in each case, as shall be reasonably requested by the Lead Investor and necessary or desirable to vest in the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest, subject only to Permitted Liens, in the Springing Lien Collateral covered thereby to secure the Notes.

(D)            Future Guarantees and Collateral. If, after the Issue Date, the Company forms or acquires any new Subsidiary, or any Subsidiary that is not then a Guarantor guarantees or incurs any other Indebtedness, then, in each case, no later than thirty (30) days thereafter the Company shall cause such Subsidiary to execute and deliver to the Collateral Agent (i) a joinder to the applicable Guarantee pursuant to which such Subsidiary shall become a Guarantor on the same terms and conditions as the other Guarantors and (ii) any and all Collateral Agreements as may be necessary to cause its Issue Date Collateral or Springing Lien Collateral, as applicable, to be added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing any such joinder on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

(E)            Recording. The Company shall, at its sole cost and expense, take or cause to be taken such actions as may be required by the Collateral Agreements, to perfect, maintain (with the priority required under the Collateral Agreements), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Collateral Agreements in favor of the Collateral Agent for the benefit of the Secured Parties as security for the obligations under this Indenture, the Notes and the Collateral Agreements, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens; provided that, notwithstanding anything to the contrary under this Indenture or any Collateral Agreement, the Company shall not be required (i) to perfect the security interests and/or Liens granted by the Collateral Agreements by any means other than by (1) filings pursuant to the UCC in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Company, (2) filings in United States government offices with respect to registered and applied for Intellectual Property arising under United States owned by the Company and (3) filing as and when required by the Turkish Security Instruments and (ii) to complete any filings or other action with respect to the perfection of the security interests, including of any intellectual property, created under the Collateral Agreements in any jurisdiction outside of the United States or Turkey. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and the Company will do or cause to be done all such acts and things as may be required by the provisions of the Collateral Agreements to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Secured Parties duly created, enforceable and perfected Liens to the extent required by this Indenture and the Collateral Agreements, as from time to time constituted.

(F)            Further Assurances. Promptly following written request by the Trustee, the Collateral Agent or the Lead Investor which is received by the Company or any of its Subsidiaries, the Company and any its Subsidiaries will (1) correct any material defect or error that may be discovered in any Collateral Agreement or Guarantee or in the execution, acknowledgment, filing or recordation thereof, and (2) subject to any post-closing periods provided herein or therein, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as are necessary or that the Trustee, the Collateral Agent or the Lead Investor may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Collateral Agreements and the Guarantees, (ii) maintain the validity and effectiveness of the Collateral Agreements, the Guarantees and the Liens, including the perfection thereof, intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Collateral Agent, for the benefit of the Secured Parties, the principle rights granted or now or hereafter intended to be granted to the Collateral Agent, for the benefit of the Secured Parties, under any Collateral Agreement to which the Company or any of its Subsidiaries is or is to be a party, in each case, with respect to such actions that are necessary or that the Trustee, the Collateral Agent or the Lead Investor determines are reasonable in order to achieve or maintain the benefit intended to be conferred by such Collateral in relation to the costs and other resources reasonably associated with such actions.

(G)            Release of Collateral. Subject to the foregoing, Collateral may be released from the Liens created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided herein.

(H)            Specified Releases of Collateral. Collateral shall be released from the Liens created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided in this Indenture. The Liens securing the Collateral shall be automatically released without the need for further action by any Person under any one or more of the following circumstances:

(i)            in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by the Company in a transaction not prohibited by this Indenture at the time of such sale, transfer, disbursement or disposition;

(ii)            in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions in Section 8.02; and

(iii)            in part, in accordance with the applicable provisions of the Collateral Agreements.

Upon receipt of an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Collateral Agreements have been satisfied and any instruments or releases reasonably requested and prepared by the Company, the Collateral Agent, without the consent of any Holder and at the expense of the Company, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Collateral Agreements of any Collateral permitted to be released pursuant to this Indenture and the Collateral Agreements.

(I)            Release upon Satisfaction or Defeasance of all Secured Obligations. The Liens on all Collateral that secure the Notes shall be automatically terminated and released without the need for further action by any Person:

(i)            upon satisfaction and discharge of this Indenture as described under Section 9.01; or

(ii)            upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes (other than inchoate or contingent indemnification obligations for which no claim has been asserted).

Upon receipt of an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Collateral Agreements have been satisfied and any instruments of termination, satisfaction or release reasonably requested and prepared by the Company, the Collateral Agent, without the consent of any Holder and at the expense of the Company, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Collateral Agreements of any Collateral permitted to be released pursuant to this Indenture and the Collateral Agreements.

(J)            Purchaser Protected. No purchaser or grantee of any property or rights purported to have been released from the Lien of the Collateral Agreements shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company or any Subsidiary be under any obligation to ascertain or inquire into the authority of the Company or such Subsidiary to make such sale or other disposition.

(K)            Authorization of Actions to be Taken by Collateral Agent under the Collateral Agreements. Each Holder, by its acceptance of the Notes, appoints U.S. Bank Trust Company, National Association as Collateral Agent and consents to the terms of, directs and agrees that the Collateral Agent shall execute and deliver the Collateral Agreements to which it is a party, and all agreements, documents and instruments incidental thereto, binding the Holders thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Agreements and whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression or satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall not be required to make or give and shall be fully protected in not making or giving any determination, consent, approval, request or direction without the written direction of the Holders of at least 50.1% in aggregate principal amount of then outstanding Notes, the Trustee or the Company, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Further, the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered, and if requested, provided to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against any loss, cost, liability or expense which might be incurred by the Collateral Agent in compliance with such direction or request and then only to the extent required by the terms. No provision of this Indenture or the Collateral Agreements shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Agreements, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient. So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in writing in connection with any action required or permitted by this Indenture or the Collateral Agreements. During the continuance of an Event of Default, the Trustee, or the requisite Holders pursuant to Section 7.06, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Agreements. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of at least 50.1% in aggregate principal amount of then outstanding Notes subject to this Section 3.11.

(L)            Authorization of Receipt of Funds by the Collateral Agent under the Collateral Agreements. The Collateral Agent is authorized to receive any funds for the benefit of itself and the Secured Parties distributed under the Collateral Agreements and, to the extent distributed in accordance with the terms of the Collateral Agreements, to make further distributions of such funds (to which the Holders are entitled under the Collateral Agreements) to the Trustee for application in accordance with the Indenture. Such funds may be held on deposit by the Trustee without investment prior to such distribution and the Trustee will have no liability for interest or other compensation thereon. Without any limitation to any other rights or remedies of whatever kind or nature the Collateral Agent may have (whether under the Collateral Agreements, at law, in equity or otherwise), and notwithstanding anything herein to the contrary, the Collateral Agent may foreclose or otherwise enforce the Lien on the Collateral (or any portion thereof).

(M)            Action by the Collateral Agent. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith and with reasonable care. Neither the Trustee nor Collateral Agent shall be responsible for (i) the existence, genuineness or value of any of the Collateral; (ii) the validity, perfection, priority or enforceability of the Liens intended to be created by this Indenture or the Collateral Agreements in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final non-appealable order of a court of competent jurisdiction)); (iii) the sufficiency of the Collateral; (iv) the validity of the title of the Company to any of the Collateral; (v) insuring the Collateral; (vi) any action taken or omitted to be taken by it under or in connection with this Indenture or the Collateral Agreements or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction) or (vii) any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture. The Company shall be responsible for the maintenance of the Collateral and for the payment of taxes, charges or assessments upon the Collateral. For the avoidance of doubt, nothing herein shall require the Collateral Agent or the Trustee to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created and described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Indenture or the Collateral Agreements) and such responsibility shall be solely that of the Company. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or to inspect the properties, books, or records of the Company or any of its Affiliates.

(N)            Compensation and Indemnity. The Company shall pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Collateral Agreements and services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and reasonable and documented out-of-pocket expenses incurred or made by it in connection with Collateral Agent’s duties under this Indenture and the Collateral Agreements, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct or gross negligence. The Company shall indemnify the Collateral Agent and any predecessor Collateral Agent and each of their agents, employees, officers and directors for, and hold them harmless against, any and all losses, liabilities, claims, damages or expenses (including the fees and expenses of counsel to the Collateral Agent and any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Agreements, including, without limitation (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company and (ii) the costs and expenses of enforcing this Indenture and the Collateral Agreements against the Company (including this Section 3.11) and defending itself against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, claim, damage or expense shall have been determined by a court of competent jurisdiction to have been attributable to its willful misconduct or gross negligence. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is materially prejudiced thereby. At the Collateral Agent’s sole discretion, the Company shall defend any claim or threatened claim asserted against the Collateral Agent, with counsel reasonably satisfactory to the Collateral Agent, and the Collateral Agent shall cooperate in the defense at the Company’s expense. The Collateral Agent may have one separate U.S. counsel (and one separate foreign counsel in each applicable non-U.S. jurisdiction) and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture whether or not expressly stated therein, including but not limited to the right to be compensated, reimbursed and indemnified under Section 11.06, in the acceptance, execution, delivery and performance of the Collateral Agreements as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Collateral Agreements, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture or the Collateral Agreements to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Collateral Agreements or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The obligations of the Company under this Section 3.11 shall survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

Section 3.12.          [Reserved].

Section 3.13.          Limitation on Restricted Payments.

(A)            Without the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment, distribution or return of capital on account of the Company’s or such Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the holders of the Company’s or such Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock of the Company); or

(ii)            purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or such Subsidiaries) any Subordinated Indebtedness (it being understood that payments of regularly scheduled principal and interest shall be permitted) or Capital Stock of the Company or such Subsidiaries.

The payments and other actions set forth in the foregoing clauses (i) and (ii) are collectively referred to as “Restricted Payments”.

(B)            The preceding provisions shall not prohibit:

(i)            so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company held by any present or former employee, director, officer or consultant  (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (and any successor plans and arrangements thereto) (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder agreement; provided that (1) Restricted Payments made to any present employee and any present or former director, officer or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company shall be permitted solely to the extent (A) such Restricted Payment is offered to all shareholders of the Company on a pro rata basis and (B) there shall be a corresponding adjustment to the Conversion Price pursuant to Section 5.05; and (2) the aggregate amount of Restricted Payments made under this clause (i) shall not exceed in any calendar year $3,000,000 in the aggregate and, with respect to Restricted Payments made to any one of the foregoing persons in any calendar year, $500,000 individually; provided, further, that such amount in any calendar year shall be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Company to current or former employees, directors or consultants of the Company or any of the Company’s Subsidiaries that occurs after the Issue Date plus (B) the cash proceeds of key man life insurance policies received by the Company or any of its Subsidiaries after the Issue Date less (C) the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (A) and (B) of this clause (i);

(ii)            payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

(iii)            repurchases of Capital Stock deemed to occur in connection with the exercise (including by cashless exercise) or vesting of stock options or similar instruments, including to the extent necessary to pay withholding or similar taxes related to such exercise or vesting of stock options or similar instruments;

(iv)            Restricted Payments paid solely in Capital Stock of the Company;

(v)            the acquisition, redemption or retirement of Capital Stock in exchange for, or out of the proceeds of the substantially concurrent issuance of, Capital Stock of the Company; or

(vi)            the redemption of any warrants of the Company pursuant to Article 6 of the Warrant Agreement, dated July 8, 2021, by and between Galata Acquisition Corp., a Cayman Islands exempted company, and Continental Stock Transfer & Trust Company.

The amount of all Restricted Payments (other than cash) shall be the fair market value (determined, for purposes of this Section 3.13, by the Company in good faith or, in the case of any asset(s) valued in excess of $5.0 million with respect to Restricted Payments, by the Board of Directors of the Company) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Notwithstanding anything in this Indenture to the contrary, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment (including payment of dividends, distributions or other payments) with respect to preferred stock of the Company or any of its Subsidiaries.

Section 3.14.          Asset Sales.

The Company and each of its Subsidiaries will not Dispose of any asset, including any Capital Stock owned by it (other than to the Company or any Wholly Owned Subsidiary), unless (i) the Company and/or such Subsidiary, as the case may be, receives consideration at the time of such asset sale at least equal to the fair market value of the assets and property subject to such asset sale (such fair market value to be determined on the date of contractually agreeing to effect such asset sale) and (ii) at least 75% of the consideration paid to the Company and/or such Subsidiary from such asset sale is in the form of cash or Cash Equivalents; provided that the amount of any Designated Non-Cash Consideration received by the Company and/or such Subsidiary in such asset sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 3.14 that is at that time outstanding, not to exceed the greater of (x) seven million and five hundred thousand dollars ($7,500,000) and (y) an amount equal to 2.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for this purpose.

Article 4.         Repurchase and Redemption

Section 4.01.          No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02.          Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.

(A)            Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)            Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to the first sentence of Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof.

(C)            Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)            Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to 101% of the principal amount of such Note, plus 101% of the accrued and unpaid PIK Interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change, plus accrued and unpaid Cash Interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid Cash Interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid Cash Interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(F) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid Cash Interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(F), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include Cash Interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E)            Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i)             briefly, the events causing such Fundamental Change;

(ii)            the effective date of such Fundamental Change;

(iii)           the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)            the Fundamental Change Repurchase Date for such Fundamental Change;

(v)             the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.02(D));

(vi)            the name and address of the Paying Agent and the Conversion Agent;

(vii)           the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii)          that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)             that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x)              the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)            Procedures to Exercise the Fundamental Change Repurchase Right.

(i)            Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)            before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)            such Note, duly endorsed for transfer.

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)            Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1)            the certificate number of such Note;

(2)            the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3)            that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note.

(iii)            Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law). Such withdrawal notice must state:

(1)            if such Note is a Physical Note, the certificate number of such Note;

(2)            the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)            the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination.

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof.

(G)            Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date such Note is delivered to the Paying Agent. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered pursuant to the first sentence of this Section 4.02(G).

(H)            Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company, including with respect to price.

(I)            No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Share Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued interest payable as part of the related Fundamental Change Repurchase Price); and (iii) the Company timely sends the notice relating to such Common Share Change Event required pursuant to Section 5.09(B) and includes, in such notice, the information set forth in clauses (i), (ii), (vi), (vii) and (x) of Section 4.02(E) and a statement that the Company is relying on this Section 4.02(I).

(J)            Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(K)            Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03.          Right of the Company to Redeem the Notes.

(A)            No Right to Redeem Before August 7, 2026. The Company may not redeem the Notes at its option at any time before August 7, 2026.

(B)            Right to Redeem the Notes on or After August 7, 2026. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion (subject to the Partial Redemption Limitation described in Section 4.03(C)) in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after August 7, 2026, for a cash purchase price equal to the Redemption Price, but only if (1) the Last Reported Sale Price per Common Share exceeds the Optional Redemption Trigger, in each case, on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (y) the Trading Day immediately before such Redemption Notice Date and (2) the Liquidity Conditions have been satisfied. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.

(C)            Partial Redemption Limitation. If the Company elects to redeem fewer than all of the outstanding Notes, at least fifty million dollars ($50,000,000) aggregate principal amount of Notes must be outstanding and not subject to Redemption as of the Redemption Notice Date for such Redemption (such requirement, the “Partial Redemption Limitation”).

(D)            Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to the first sentence of Section 4.03(F), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof.

(E)            Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more sixty (60), nor less than thirty (30), calendar days, Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(F)            Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(F) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(F), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(G)            Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i)            that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii)            the Redemption Date for such Redemption;

(iii)           the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.03(F));

(iv)            the name and address of the Paying Agent and the Conversion Agent;

(v)             that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)            the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07); and

(vii)           the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Conversion Agent and the Paying Agent.

(H)            Selection and Conversion of Notes to Be Redeemed in Part.

(i)            If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected as follows: pro rata, by lot or by such other method the Company considers fair and appropriate.

(ii)           If only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(I)            Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.03(F) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

(J)            Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note is reasonably not able to determine, before the Close of Business on the tenth (10th) calendar day immediately before the Redemption Date for such Redemption, whether such Note, is to be redeemed pursuant to such Redemption, then any conversion of such Note with a Conversion Date occurring on or before Business Day immediately before such Redemption Date will be deemed to be of a Note called for Provisional Redemption for purposes of this Section 4.03 and Section 5.07, and the definition of “Make-Whole Fundamental Change.”

Article 5.         Conversion

Section 5.01.           Right to Convert.

(A)            Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B)            Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C)            When Notes May Be Converted.

(i)            Generally. A Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; provided that if a Holder elects to convert its Notes in an aggregate principal amount of less than five hundred thousand dollars ($500,000), then the Conversion Date for such Notes shall be the last Business Day of the calendar month in which the requirements set forth in Section 5.02(A) to convert such Notes are satisfied. Notwithstanding any earlier satisfaction of the requirements set forth in Section 5.02(A), the Conversion Date hereunder shall be the last Business Day of the calendar month in which the requirements set forth in Section 5.02(A) to convert such Notes are satisfied for all purposes.

(ii)            Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)            Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2)            in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3)            if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(4)            if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture (or a third party fails to make such payment in lieu of the Company in accordance with the provisions described in Section 4.02(H)).

(D)            Beneficial Ownership Limitation. A Holder shall not have the right to convert any portion of its Notes, to the extent that, after giving effect to the conversion set forth on the applicable conversion notice (a “Conversion Notice”), such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of the Notes (or portion thereof) with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) conversion of the remaining, unconverted Notes beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Notes) beneficially owned by such Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 5.01(D), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 5.01(D) applies, the determination of whether the Notes are convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and the aggregate principal amount of Notes that are convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether the Notes identified therein may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and the aggregate principal amount of Notes that are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company, the Trustee and the Conversion Agent each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company, the Trustee and the Conversion Agent shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 5.01(D), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder (which may be via email), the Company shall, within two Trading Days, confirm orally and in writing to such Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of the Notes (or portion thereof) held by the applicable Holder.  A Holder, upon notice to the Company, the Trustee and the Conversion Agent, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5.01(D) applicable to its Notes provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of the Notes held by the Holder and the provisions of this Section 5.01(D) shall continue to apply.  Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company, the Trustee and the Conversion Agent and shall only apply to such Holder and no other Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.01(D) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Notes. Under no circumstances shall the Trustee or the Conversion Agent have any obligation to monitor the ownership of Common Share of any Holder or beneficial owner of the Common Share or identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 5.01.

Section 5.02.          Conversion Procedures.

(A)            Generally.

(i)            [Reserved].

(ii)            Physical Notes. To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B)            Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C)            Holder of Record of Conversion Shares. The Person in whose name any Common Shares are issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(D)            Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of all accrued but unpaid interest (including Cash Interest and PIK Interest) on such Notes as referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E)            Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Common Shares upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F)            Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03.           Settlement Upon Conversion.

(A)            Conversion Consideration.

(i)            Generally. Subject to Sections 5.03(A)(ii) and 5.03(A)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be a number of Common Shares equal to the Conversion Rate in effect on the Conversion Date for such conversion:

(ii)            Cash in Lieu of Fractional Shares. If the number of Common Shares deliverable pursuant to Section 5.03(A)(i) upon conversion of any Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Last Reported Sale Price per Common Share on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(B)            Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(E) and 5.09, the Company will pay or issue, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(C)            Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 5.04.           Reserve and Status of Common Share Issued Upon Conversion.

(A)            Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding Common Shares that are not reserved for other purposes) 120% of a number of Common Shares as may from time to time be issuable upon conversion of the Notes in accordance with its terms and conditions, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07. To the extent the Company transfers Common Shares held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of Common Shares in connection therewith will be deemed to include such transfer, mutatis mutandis.

(B)            Status of Conversion Shares; Listing. Each Conversion Share delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05.           Adjustments to the Conversion Rate.

(A)            On each Reset Date, the Conversion Rate will be reset to the applicable Reset Conversion Rate.

(B)            Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i)            Stock Dividends, Splits and Combinations. If the Company issues solely Common Shares as a dividend or distribution on all or substantially all Common Shares, or if the Company effects a share split or a share consolidation of the Common Share (in each case excluding an issuance solely pursuant to a Common Share Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split or a share consolidation, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=	the number of Common Shares outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, share split or a share consolidation; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or a share consolidation.

If any dividend, distribution, share split or a share consolidation of the type described in this Section 5.05(B)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or a share consolidation, to the Conversion Rate that would then be in effect had such dividend, distribution, share split or a share consolidation not been declared or announced.

(ii)            Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Shares, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(B)(iii)(1) and 5.05(G) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the date such distribution is announced, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of Common Shares outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	a number of Common Shares obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that Common Shares are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of Common Shares actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(B)(ii), in determining whether any rights, options or warrants entitle holders of Common Shares to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii)            Spin-Offs and Other Distributed Property.

(1)            Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Share, excluding:

(u)            dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(D)) pursuant to Section 5.05(B)(i) or 5.05(B)(ii);

(v)            dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(D)) pursuant to Section 5.05(B)(iv);

(w)            rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(G);

(x)            Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(D)) pursuant to Section 5.05(B)(iii)(2);

(y)            a distribution solely pursuant to a tender offer or exchange offer for Common Shares, as to which Section 5.05(B)(v) will apply; and

(z)            a distribution solely pursuant to a Common Share Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per Common Share pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the Record Date for such distribution, at the same time and on the same terms as holders of Common Shares, and without having to convert its Notes, the amount and kind of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such Record Date, a number of Common Shares equal to the Conversion Rate in effect on such Record Date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

For purposes of this Section 5.05(B)(iii)(1) (and subject to Section 5.05(G)), rights, options or warrants distributed by the Company to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such Common Shares; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Shares, will be deemed not to have been distributed for purposes of this Section 5.05(B)(iii)(1) (and no adjustment to the Conversion Rate under this Section 5.05(B)(iii)(1) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate will be made pursuant to this Section 5.05(B)(iii)(1). If any such right, option or warrant, including any such existing rights, options or warrants distributed before the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case, the existing rights, options or warrants will be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate pursuant to this Section 5.05(B)(iii)(1) was made, (x) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (I) the Conversion Rate will be readjusted as if such rights, options or warrants had not been issued; and (II) the Conversion Rate will then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase; and (y) in the case of such rights, options or warrants that have expired or been terminated without exercise by any holders thereof, the Conversion Rate will be readjusted as if such rights, options and warrants had not been issued.

(2)            Spin-Offs. If the Company distributes or dividends Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Shares (other than solely pursuant to (x) a Common Share Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for Common Shares, as to which Section 5.05(B)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Share in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per Common Share in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per Common Share for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(B)(iii)(2), if the Conversion Date for a Note to be converted occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(B)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)            Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Shares, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per Common Share on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per Common Share in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Shares, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such Record Date, a number of Common Shares equal to the Conversion Rate in effect on such Record Date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)            Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the Last Reported Sale Price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid or payable for Common Shares purchased or exchanged in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Common Shares outstanding immediately after the Expiration Time (excluding all Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per Common Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(B)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(B)(v), if the Conversion Date for a Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(C)            No Adjustments in Certain Cases.

(i)            Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a share split or share consolidation of the type set forth in Section 5.05(B)(i) or a tender or exchange offer of the type set forth in Section 5.05(B)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Shares, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of Common Shares equal to the product of (i) the Conversion Rate in effect on the related Record Date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)            Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)            except as otherwise provided in Section 5.05, the sale of Common Shares for a purchase price that is less than the market price Common Share or less than the Conversion Price;

(2)            the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any such plan;

(3)            the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)            the issuance of any Common Shares pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5)            solely a change in the par value of the Common Share; or

(6)            accrued and unpaid interest on the Notes.

(D)            If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in an aggregate change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note; (iii) the effective date of a Fundamental Change or a Make-Whole Fundamental Change Effective Date and (iv) the date the Company calls any Notes for Redemption.

(E)            Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)            a Note is to be converted;

(ii)             the Record Date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii)            the Conversion Consideration due upon such conversion includes any whole Common Shares; and

(iv)            such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(F)            Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)              a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii)             a Note is to be converted;

(iii)           the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(iv)           the Conversion Consideration due upon such conversion includes any whole Common Shares based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)            such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the Common Shares issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Common Shares had such shares been entitled to participate in such dividend or distribution.

(G)            Stockholder Rights Plans. If any Common Shares are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Shares at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(B)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Shares, subject to potential readjustment in accordance with the last paragraph of Section 5.05(B)(iii)(1).

(H)            Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Share being less than the par value per share of Common Share.

(I)            Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs, over a span of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), the Company will make appropriate adjustments to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

(J)            Calculation of Number of Outstanding Shares of Common Share. For purposes of Section 5.05(A), the number of Common Shares outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares; and (ii) exclude Common Shares held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Common Shares held in its treasury).

(K)            Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a Common Share (with 5/100,000ths rounded upward).

(L)            Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06.           Voluntary Adjustments.

(A)            Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Shares or rights to purchase Common Shares as a result of any dividend or distribution of (or rights to acquire) Common Shares or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B)            Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, at least fifteen (15) Business Days before such increase, the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07.           Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(A)            Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Stock Price
Make-Whole Fundamental Change Effective Date	10.00	11.00	14.00	15.00	17.00	20.00	26.00	31.00	37.00
July 10, 2023	9.0909	4.4925	3.5200	2.8721	2.2487	1.4222	0.7168	0.4121	0.2501
July 10, 2024	9.0909	4.2110	3.2140	2.5645	1.9548	1.1808	0.5689	0.3246	0.1995
July 10, 2025	9.0909	3.8341	2.8140	2.1706	1.5900	0.8993	0.4118	0.2361	0.1483
July 10, 2026	9.0909	3.2953	2.2604	1.6452	1.1270	0.5790	0.2554	0.1512	0.0986
July 10, 2027	9.0909	2.4401	1.4267	0.9121	0.5486	0.2488	0.1156	0.0738	0.0503
July 10, 2028	9.0909	-	-	-	-	-	-	-	-

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i)            if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii)            if the Stock Price is greater than $37.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $10.00 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 99.999991 Common Shares per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

For the avoidance of doubt, but subject to Section 4.03(J), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Provisional Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Provisional Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B)            Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C)            Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (A) of the definition thereof, then, promptly and in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders, the Trustee and the Conversion Agent of the occurrence of such Make-Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 5.07 in connection with such Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(G).

Section 5.08.         Exchange in Lieu of Conversion.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A)            no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5; and

(B)            such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09.          Effect of Common Share Change Event.

(A)            Generally. If there occurs any:

(i)             recapitalization, reclassification or change of the Common Share (other than (x) changes solely resulting from a subdivision or consolidation of the Common Share, (y) a change only in par value or from par value to no par value or no par value to par value and (z) share splits and share consolidations that do not involve the issuance of any other series or class of securities);

(ii)            consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)            sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than transfers to, from, between or among the Company and/or one or more Wholly Owned Subsidiaries that has provided a guarantee of the Company’s obligations in respect of this Indenture and the Notes; or

(iv)            other similar event,

and, as a result of which, the Common Shares are converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Share Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Common Share would be entitled to receive on account of such Common Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)            from and after the effective time of such Common Share Change Event, (I) the Conversion Consideration due upon conversion of any Note, will be determined in the same manner as if each reference to any number of Common Shares in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03(B), each reference to any number of Common Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; (III) for purposes of the definition of “Record Date,” the term “Common Share” will be deemed to refer to any class of securities forming part of such Reference Property; and (IV) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Share” and the Company’s “Common Equity” will be deemed to refer to the Common Equity (including depositary receipts representing Common Equity), if any, forming part of such Reference Property;

(2)            if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Share Change Event no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3)            for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Board of Directors of the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Common Share, by the holders of Common Shares. The Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Share Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Share Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to protect the interests of the Holders.

(B)            Notice of Common Share Change Events. The Company will provide notice of each Common Share Change Event to Holders, the Trustee and the Conversion Agent no later than the second (2nd) Business Day after the effective date of such Common Share Change Event.

(C)            Compliance Covenant. The Company will not become a party to any Common Share Change Event unless its terms are consistent with this Section 5.09.

Article 6.        Successors

Section 6.01.          When the Company May Merge, Etc.

(A)            Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)            the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and

(ii)            immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B)            Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02.        Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Section 6.03.        Exclusion for Certain Asset Transfers.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries that has provided a guarantee of the Company’s obligations in respect of this Indenture and the Notes and that is not effected by merger or consolidation.

Article 7.         Defaults and Remedies

Section 7.01.           Events of Default.

(A)            Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i)            a default in the payment when due (whether at maturity, upon Redemption or upon Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii)            a default for thirty (30) consecutive days in (x) the payment of interest and/or (y) the issuance of PIK Notes when due on any Note;

(iii)           the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.07(C), if such failure is not cured within three (3) Business Days after its occurrence;

(iv)           any failure by the Company, any Guarantor or their respective Subsidiaries, as applicable, to execute and deliver the Springing Lien Security Agreement and duly perform each action required to vest in the Collateral Agent a valid and perfected first priority security interest in the Springing Lien Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code, in each case to the extent required pursuant to Section 3.11(C) hereof within five (5) Business Days of the occurrence of the Springing Lien Trigger Date;

(v)            a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(vi)           a default in the Company’s obligations under Article 6;

(vii)          a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv), (v) and (vi) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(viii)         a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed (other than Non-Recourse Debt) of at least one million dollars ($1,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1)            constitutes a failure to pay the principal of or interest on such indebtedness when due and payable at its stated maturity or payment date, as applicable, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2)            results in such indebtedness becoming or being declared due and payable before its stated maturity,

(3)            in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(ix)            the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)            commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary;

(2)            consents to the entry of an order for any such relief under clause (1) above against it in an involuntary case or proceeding;

(3)            consents to the appointment of a custodian of it or for any substantial part of its property in such case or proceeding described under clause (1) or clause (2) above;

(4)            makes a general assignment for the benefit of its creditors;

(5)            takes any comparable action to clauses (1) to (4) above under any applicable foreign Bankruptcy Law; or

(6)            generally is not paying its debts as they become due;

(7)            it meets any of the criteria for the insolvency and declaration of its bankruptcy specified by Turkish Execution and Bankruptcy Law or other applicable law of the Republic of Turkey (including Article 376 of the Turkish Commercial Code (Law No.6102) but only when the general assembly of shareholders and/or the board of directors of such Significant Subsidiary that has become has failed to take the necessary actions to remedy the insolvency (technical bankruptcy) situation; or

(8)            it makes a general assignment of its assets for the benefit of its creditors including pursuant to Article 309(a) of the Turkish Execution and Bankruptcy Law.

(x)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)            is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary;

(2)            appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)            orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)            grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days;

(xi)            any material provision of this Indenture, any Guarantee, or any Collateral Agreement with respect to the Notes, at any time, (a) ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture, the Guarantees or the Collateral Agreements, as applicable, or (b) is declared invalid or unenforceable by a court of competent jurisdiction, (y) the Company or any Guarantor contests in writing the validity or enforceability of any material provision of this Indenture, any Guarantee, or any Collateral Agreement or (z) the Company or any Guarantor denies in writing that it has any further liability under this Indenture, any Guarantee or any Collateral Agreement or gives written notice to revoke or rescind such agreement or the perfected Liens created pursuant to the Collateral Agreements with respect to the Notes, other than in accordance with the terms of this Indenture, the Guarantees and the Collateral Agreements; or

(xii)            any Collateral Agreement covering a material portion of the Collateral for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected first priority Lien on, and security interest in, any material Collateral covered thereby with respect to the Notes, subject to Permitted Liens, except to the extent that any such perfection or priority is not required pursuant to this Indenture, the Guarantees and the Collateral Agreements, as applicable, or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreements.

(B)            Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02.           Acceleration.

(A)            Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)            Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C)            Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03.          Sole Remedy for a Failure to Report.

(A)            Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vii) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred and eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B)            Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the PIK Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest payable at the Company’s election for its failure to comply with its reporting obligations as set forth in Section 3.02(A), together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K) pursuant to Section 3.04(A), accrue on any day on a Note at a combined rate per quarter that exceeds one percent (1.00%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.

(C)            Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D)            Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E)            No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04.          Other Remedies.

(A)            Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B)            Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05.         Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (v) or (vii) of Section 7.01(A) (that, in the case of clause (vii) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06.      Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07.      Limitation on Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)            such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B)            Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C)            such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D)            the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)            during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08.      Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09.      Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (v) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10.      Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.      Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee and the Collateral Agent and each of their respective agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, all expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent, as applicable, and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee and the Collateral Agent a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12.      Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee and the Collateral Agent for any action taken or omitted by it or the Collateral Agent as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8.      Amendments, Supplements and Waivers

Section 8.01.      Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Trustee, and the Collateral Agent (if applicable) may amend or supplement this Indenture, the Notes, or the Collateral Agreements without the consent of any Holder to:

(A)            cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes as set forth in an Officer’s Certificate; provided, that any such cure and/or correction is not adverse to any Holder;

(B)            add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C)            secure the Notes;

(D)            add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)            provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)            enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Share Change Event;

(G)            evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee or Collateral Agent;

(H)            [reserved];

(I)             provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(J)            comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(K)            make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any respect.

Section 8.02.      With the Consent of Holders.

(A)            Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee and the Collateral Agent (if applicable) may, with the consent of all the Holders (in respect of clauses (i), (ii) and (iii) below) and otherwise of Holders of 75% in aggregate principal amount of the Notes then outstanding (excluding any Notes held by the Company or an Affiliate thereof), amend or supplement this Indenture, the Notes, or the Collateral Agreements or waive compliance with any provision of this Indenture, the Notes, or the Collateral Agreements. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture, the Notes, or the Collateral Agreements, or waiver of any provision of this Indenture, the Notes, or the Collateral Agreements, may:

(i)            reduce the principal, or change the stated maturity, of any Note;

(ii)            reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)            reduce the rate, or extend the time for the payment, of interest on any Note;

(iv)            make any change that adversely affects the conversion rights of any Note;

(v)            impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi)            (1) subordinate any of the Notes owed to the Holders in right of payment or (2) subordinate any of the Liens securing the Notes owed to the Holders;

(vii)            make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii)            reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;

(ix)            release all or substantially all of the Collateral under the Collateral Agreements or a release of all or substantially all of the value of the Guarantees (except as expressly permitted by this Indenture); or

(x)            make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture, the Notes, or the Collateral Agreements that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)            Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

(C)            Consent Fees. The Company will not pay or provide, cause to be paid or provided, any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or provided and is paid or provided (or, in the case of an opportunity, such opportunity is provided) to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment. The Company acknowledges that a Holder from which the Company seeks any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes may condition such consent, waiver or amendment on the reimbursement by the Company of reasonable and documented out-of-pocket expenses of the Holder in connection therewith.

Section 8.03.      Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders, the Trustee, and the Collateral Agent (if applicable) notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.      Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A)            Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)            Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)            Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)            Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05.      Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.      Trustee and Collateral Agent to Execute Supplemental Indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee and the Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s or the Collateral Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee and the Collateral Agent will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Section 8.07.      Determinations by Affiliates of the Company.

Notwithstanding anything to the contrary in this Indenture, for purposes of this Indenture (including, for the avoidance of doubt, Section 7.02(C) and this Article 8) should any Notes (or beneficial interests therein) be owned by the Company or any of its Affiliates, then any vote, consent or notice participated in or sent by Holders shall exclude, and any determination of the “majority” in aggregate principal amount of the Notes then outstanding shall exclude, the vote, consent or notice relating to each such Person; provided that if such Persons own all of the Notes (or beneficial interests therein), then such Persons shall not be excluded from any such vote, consent, notice or determination.

Article 9.      Satisfaction and Discharge

Section 9.01.      Termination of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)            all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)            the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C)            the Company has paid all other amounts payable by it under this Indenture; and

(D)            the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02.      Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03.      Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10.      Trustee

Section 10.01.      Duties of the Trustee.

(A)            If an Event of Default has occurred and is continuing, and a Responsible Officer of the Trustee has received written notice or has actual knowledge of the same, then the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B)            Except during the continuance of an Event of Default:

(i)            the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)            in the absence of gross negligence or willful misconduct on its part, the Trustee may, without investigation, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(C)            The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct, except that:

(i)            this paragraph will not limit the effect of Section 10.01(B);

(ii)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D)            Each provision of this Indenture that in any way relates to the Trustee is subject to clauses (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.

(E)            No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F)            The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G)            Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to the provisions of this Section 10.01.

(H)            The permissive rights of the Trustee enumerated herein will not be construed as duties.

(I)            The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(J)            Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest or Special Interest is owing or, if applicable, accruing on the Notes, the Trustee may assume that no Additional Interest or Special Interest, as applicable, is payable or, if applicable, accruing.

(K)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent and Collateral Agent.

(L)            The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.

(M)           The Trustee will not be liable in its individual capacity for the obligations evidenced by the Notes.

Section 10.02.     Rights of the Trustee.

(A)            The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)            The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F)            The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered (and, if requested, provided) the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G)            The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.03.      Individual Rights of the Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

Section 10.04.      Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05.      Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer thereof; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, or a default in the payment or delivery of the Conversion Consideration due upon conversion, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer thereof, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 10.06.      Compensation and Indemnity.

(A)            The Company will, from time to time, pay the Trustee reasonable compensation for its acceptance of this Indenture and services under this Indenture, as separately agreed by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B)            The Company will indemnify the Trustee (in each of its capacities under this Indenture) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable (as determined by a final decision of a court of competent jurisdiction) to its negligence or willful misconduct. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C)            The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D)            To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E)            If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.07.      Replacement of the Trustee.

(A)            Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B)            The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 10.09;

(ii)            the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)            a custodian or public officer takes charge of the Trustee or its property; or

(iv)            the Trustee becomes incapable of acting.

(C)            If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D)            If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E)            If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).

Section 10.08.      Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, then such entity will become the successor Trustee without any further act.

Section 10.09.      Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 11.      Miscellaneous

Section 11.01.      Notices.

Any notice or communication by the Company or the Trustee (including in its capacity as Collateral Agent) to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

If to the Trustee or the Collateral Agent:

U.S. Bank Trust Company, National Association

West Side Flats St Paul

60 Livingston Ave, Saint Paul,

MN 55107 | EP-MN-WS3C

Attention: Joshua Hahn, Vice President

Email: Joshua.Hahn@usbank.com

Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee (other than a notice pursuant to Section 2.12) or any Note Agent must be in writing and will be deemed to have been given upon actual receipt by the Trustee or such Note Agent, as applicable.

The Company, the Trustee, or the Collateral Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. Any person that uses electronic signatures and electronic methods to send communications to the Trustee assumes all risks arising out of such use, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the this paragraph, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register. The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02.      Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee and the Collateral Agent:

(A)            an Officer’s Certificate that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B)            an Opinion of Counsel that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 11.03.      Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)            a statement that the signatory thereto has read such covenant or condition;

(B)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)           a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)           a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 11.04.       Rules by the Trustee, the Registrar, the Paying Agent and Conversion Agent.

 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05.       No Personal Liability of Directors, Officers, Employees and Stockholders.

 No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06.       Governing Law; Waiver of Jury Trial.

 THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS OF THE NOTES BY THEIR ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 11.07.       Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. The Company irrevocably appoints Marti Technologies I Inc., as Delaware corporation, with an office at 3500 South DuPont Highway in the City of Dover, County of Kent, Delaware, 19901, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any proceeding. If for any reason such Person shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the United States and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Note Agent or any Holder to serve process in any other manner permitted by law. Each of the Company, the Trustee, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08.       No Adverse Interpretation of Other Agreements.

 Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 11.09.       Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10.       Force Majeure.

 The Trustee, the Collateral Agent and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.11.       U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 11.12.       Calculations.

 Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Conversion Premium Threshold, the Conversion Price, the Reset Price, the Stock Price Threshold, accrued interest on the Notes, any Additional Interest or Special Interest on the Notes and the Conversion Rate. The Trustee shall not be responsible for verifying such calculations.

                 The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor, at the cost and expense of the Company.

Section 11.13.       Severability.

 If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 11.14.       Counterparts.

 The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 11.15.       Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 11.16.       Withholding Taxes.

 Each Holder of a Note agrees that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Shares or sales proceeds received by, or other funds or assets of, such Holder.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

MARTI TECHNOLOGIES, INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Indenture]

Exhibit A

FORM OF NOTE

[Insert Restricted Note Legend, if applicable]

Marti Technologies, Inc.

15.00% Convertible Senior Note due 2028

Certificate No. [___]

Marti Technologies, Inc., a Cayman Islands exempted company, for value received, promises to pay to [____], or its registered assigns, the principal sum of [___] dollars ($[___]) on July 10, 2028 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	January 15 and July 15 of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on January 15, 2024.

Regular Record Dates:	January 1 and July 1 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Marti Technologies, Inc. has caused this instrument to be duly executed as of the date set forth below.

MARTI TECHNOLOGIES, INC.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

Marti Technologies, Inc.

15.00% Convertible Senior Note due 2028

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF THE CHIEF FINANCIAL OFFICER OF THE ISSUER IS MASLAK MAH. BÜYÜKDERE CAD. NORAMIN İŞ MERKEZI 237/5 SARIYER, ISTANBUL, TURKEY.

 This Note is one of a duly authorized issue of notes of Marti Technologies, Inc., a Cayman Islands exempted company (the “Company”), designated as its 15.00% Convertible Senior Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of July 10, 2023 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

 The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.              Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, July 10, 2023.

2.              Maturity. This Note will mature on July 10, 2028, unless earlier repurchased, redeemed or converted.

3.              Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4.              Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.              Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.              Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7.              Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8.              Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9.              When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10.            Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11.            Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

12.            No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.            Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14.            Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.            Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

 To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

CONVERSION NOTICE

Marti Technologies, Inc.

15.00% Convertible Senior Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐             the entire principal amount of

☐             $                     * aggregate principal amount of

the Note identified by Certificate No.                                         .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Marti Technologies, Inc.

15.00% Convertible Senior Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐             the entire principal amount of

☐             $                     * aggregate principal amount of

the Note identified by Certificate No.                          .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

ASSIGNMENT FORM

Marti Technologies, Inc.

15.00% Convertible Senior Notes due 2028

Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):

☐             the entire principal amount of

☐             $                      *aggregate principal amount of

the Notes identified by Certificate No.                           , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 904 of Regulation S under the Securities Act.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program )

By:
Authorized Signatory

Exhibit B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR THEREOF OR OF A BENEFICIAL INTEREST HEREIN OR THEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) LOCATED OUTSIDE THE UNITED STATES AND IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF MARTI TECHNOLOGIES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR

(D)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B1-1

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF THE CHIEF FINANCIAL OFFICER OF THE ISSUER IS MASLAK MAH. BÜYÜKDERE CAD. NORAMIN İŞ MERKEZI 237/5 SARIYER, ISTANBUL, TURKEY.

B1-2

Exhibit C

FORM OF TRANSFER CERTIFICATE FROM TRANSFEROR

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

U.S. Bank Trust Company, National Association

West Side Flats St Paul

60 Livingston Ave, Saint Paul,

MN 55107 | EP-MN-WS3C

Attention: Joshua Hahn, Vice President

Email: Joshua.Hahn@usbank.com

Re:      15.00% Convertible Senior Notes due 2028

Ladies and Gentlemen:

Reference is made to that certain Indenture (as the same may be amended from time to time, the “Indenture”), dated as of July 10, 2023, between Marti Technologies, Inc., as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined in this certificate have the respective meanings given to them in the Indenture.

The undersigned (the “Transferor”) owns and proposes to transfer (the “Transfer”) the following principal amount of the Transferor’s Physical Note identified in Annex A hereto:

$                                                                                                   *

to:

(the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

* Must be an Authorized Denomination.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 904 of Regulation S, and the Transferor makes the representations set forth in Annex B hereto.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144).

Dated:

(Name of Transferee)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
(Authorized Signatory)

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following (check one):

☐	A Physical Note identified by:
Certificate No.

2.	After the Transfer, the Transferee will hold the following (check one):

a.	☐	An “unrestricted” Physical Note identified by:
Certificate No.

b.	☐	A Physical Note identified by:
Certificate No.

ANNEX B TO CERTIFICATE OF TRANSFER

If the Transfer is being made pursuant to, and in accordance with, Rule 904 of Regulation S, then the Transferor makes the following representations:

1.	The Transferor is not (a) a “distributor” (as defined in Regulation S) with respect to the Notes; (b) an affiliate of the Company or such a distributor (other than any officer or director who is an affiliate solely by virtue of holding such position); or (c) a Person acting on behalf the Company or any Person specified in clause (a) or (b) above.

2.	The Transfer is being made in an “offshore transaction” (as defined in Regulation S) by virtue of satisfying the requirements of either clause (a), (b) or (c) below:

a.	(A) the Transfer is not made to any Person in the United States; and (B) either (x) at the time the buy order is originated, the Transferee is outside the United States, or the Transferor and any Person acting on its behalf reasonably believe that the Transferee is outside the United States; or (y) the Transfer is executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S), and neither the Transferor nor any Person acting on its behalf knows that the Transfer has been pre-arranged with a buyer in the United States; or

b.	the Transferee is a Person specified in Rule 902(k)(2)(vi) of Regulation S; or

c.	the Transfer is to a Person holding an account of the type specified in Rule 902(k)(2)(i) of Regulation S, solely in such Person’s capacity as a holder of such account.

3.	The Transfer does not involve any offer or sale of securities specifically targeted at identifiable groups of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas.

4.	No “directed selling efforts” (as defined in Regulation S) have been or will be made in the United States by the Transferor, an affiliate of the Transferor or any Person acting on behalf of the Transferor or such an affiliate.

5.	If the Transferor is an affiliate of the Company or a distributor solely by virtue of being an officer or director of the Company or a distributor, no selling concession, fee or other remuneration will be paid in connection with the Transfer, other than the usual and customary broker’s commission that would be received by a Person executing such Transfer as agent.

6.	The Transfer is not part of a plan or scheme to evade the registration requirements of the Securities Act.

7.	If the Transferor is a dealer or a Person receiving a selling concession, fee or other remuneration in respect of the Notes and the Transfer is to be effected during the “distribution compliance period” (as defined in Regulation S), then (a) neither the Transferor nor any Person acting on its behalf knows that the Transferee is a “U.S. person” (as defined in Regulation S); and (b) if the Transferor or any Person acting on its behalf knows that the Transferee is a dealer or is a Person receiving a selling concession, fee or other remuneration in respect of the Notes, then the Transferor or a Person acting on its behalf will send to the Transferee a confirmation or other notice stating that the Notes may be offered and sold during the distribution compliance period only in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

Exhibit D

FORM OF TRANSFER CERTIFICATE FROM TRANSFEREE

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

U.S. Bank Trust Company, National Association

West Side Flats St Paul

60 Livingston Ave, Saint Paul,

MN 55107 | EP-MN-WS3C

Attention: Joshua Hahn, Vice President

Email: Joshua.Hahn@usbank.com

 Re:      15.00% Convertible Senior Notes due 2028

Ladies and Gentlemen:

Reference is made to that certain Indenture (as the same may be amended from time to time, the “Indenture”), dated as of July 10, 2023, between Marti Technologies, Inc., as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined in this certificate have the respective meanings given to them in the Indenture.

The undersigned (the “Transferee”) certifies, in connection with its proposed acquisition (the “Acquisition”) of:

$                                               * aggregate principal amount of Notes certifies as follows:

1.	The Transferee acknowledges that the Acquisition is being made pursuant to Regulation S.

2.	The Transferee acknowledges that the offer and sale of such Notes (and any Common Shares issuable upon conversion thereof) have not been registered under the Securities Act or the securities laws of any other jurisdiction and that such Notes (and any such shares) may not be offered, sold, pledged or otherwise transferred except as set forth below.

3.	The Transferee will not resell or otherwise transfer any of such Notes (or any Common Shares issuable upon conversion of such Notes), except:

a.	to the Company or one of its Subsidiaries;

* Must be an Authorized Denomination.

b.	under, and in accordance with, a registration statement that is effective under the Securities Act at the time of such transfer;

c.	pursuant to, and in accordance with, Rule 904 of Regulation S under the Securities Act; or

d.	under any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

4.	With respect to any transfer made pursuant to paragraph 3(d) above, the Transferee will deliver to the Company and the Trustee (with respect to a transfer of such Notes) or the transfer agent (with respect to a transfer of any Common Shares issued upon the conversion of such Notes) such certificates, legal opinions and other information as the Company or they may reasonably require and may rely upon to confirm that the transfer by the Transferee complies with the foregoing restrictions. The Transferee will, and each subsequent holder is required to, notify anyone who purchases such Notes or any such shares from it of the above resale restrictions.

5.	The Transferee is not an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company and the Transferee understands that such Notes will bear a legend substantially to the following effect:

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

Dated:

(Name of Transferee)

By:
Name:
Title:

Exhibit E

FORM OF ISSUE DATE SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

among

Marti Technologies, Inc.,

certain of its Subsidiaries

and

U.S. Bank Trust Company, National Association,
as Collateral Agent

Dated as of July 10, 2023

Page

Section 1. DEFINED TERMS	1
1.1 Definitions	1
1.2 Other Definitional Provisions	7

Section 2. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL	8

Section 3. REPRESENTATIONS AND WARRANTIES	9
3.1 Representations in Indenture	9
3.2 Title; No Other Liens	9
3.3 Valid, Perfected First Priority Liens	9
3.4 Name; Jurisdiction of Organization, Etc.	10
3.5 [Reserved]	10
3.6 [Reserved]	10
3.7 Investment Property	10
3.8 [Reserved]	11
3.9 Intellectual Property	11

Section 4. COVENANTS	13
4.1 Covenants in Indenture	13
4.2 Delivery and Control of Investment Property	14
4.3 Maintenance of Insurance	14
4.4 Maintenance of Perfected Security Interest; Further Documentation	14
4.5 Changes in Locations, Name, Jurisdiction of Incorporation, Etc.	15
4.6 Notices	16
4.7 Investment Property	16
4.8 Voting and Other Rights with Respect to Pledged Securities	17
4.9 [Reserved]	18
4.10 Intellectual Property	18

Section 5. REMEDIAL PROVISIONS	19
5.1 [Reserved]	19
5.2 [Reserved]	19
5.3 [Reserved]	19
5.4 Application of Proceeds	19
5.5 Code and Other Remedies	20
5.6 Effect of Securities Laws	22
5.7 Deficiency	22

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Page

Section 6. POWER OF ATTORNEY AND FURTHER ASSURANCES	22
6.1 Trustee’s Appointment as Attorney-in-Fact, Etc.	22
6.2 Authorization of Financing Statements	24
6.3 Further Assurances	24

Section 7. Lien absolute; waiver of suretyship defenses	25
7.1 Lien Absolute, Waivers	25

Section 8. the collateral Trustee	27
8.1 Authority of Trustee	27
8.2 Duty of Trustee	27
8.3 Exculpation of the Trustee	28
8.4 No Individual Foreclosure, Etc.	29

Section 9. MISCELLANEOUS	30
9.1 Amendments in Writing	30
9.2 Notices	30
9.3 No Waiver by Course of Conduct; Cumulative Remedies	30
9.4 Enforcement Expenses; Indemnification	30
9.5 Successors and Assigns	30
9.6 Set-Off	31
9.7 Counterparts	31
9.8 Severability	31
9.9 Section Headings	31
9.10 Integration/Conflict	31
9.11 GOVERNING LAW	32
9.12 Submission to Jurisdiction; Waivers	32
9.13 Acknowledgments	32
9.14 Additional Grantors	33
9.15 Releases	33
9.16 WAIVER OF JURY TRIAL	33

SCHEDULE 1	Notice Addresses of Grantors	1-1
SCHEDULE 2	Description of Pledged Investment Property	2-1
SCHEDULE 3	Filings and Other Actions Required to Perfect Security Interests	3-1
SCHEDULE 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office	4-1
SCHEDULE 5	Copyrights; Patents; Trademarks; Intellectual Property Licenses; Other Intellectual Property	5-1
EXHIBIT A	Insert to LLC/Partnership Agreement	A-1
EXHIBIT B	Form of Uncertificated Securities Control Agreement	B-1
EXHIBIT C-1	Form of Copyright Security Agreement	EXHIBIT C-1
EXHIBIT C-2	Form of Patent Security Agreement	EXHIBIT C-2
EXHIBIT C-3	Form of Trademark Security Agreement	EXHIBIT C-3
ANNEX 1	Assumption Agreement	ANNEX 1-1

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 PLEDGE AND SECURITY AGREEMENT, dated as of July 10, 2023 and effective for all purposes as of the Issue Date, among each of the signatories hereto designated as a Grantor on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and collectively, the “Grantors”), and U.S. Bank Trust Company, National Association, a national banking association, as Collateral Agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for (i) the Holders from time to time parties to the Indenture, dated as of July 10, 2023 (as amended, supplemented or otherwise modified or replaced from time to time, the “Indenture”), between Marti Technologies, Inc., a Cayman Islands exempted company (the “Issuer”), U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and the Collateral Agent, and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Issuer has issued its 15.0% Convertible Senior Notes due 2028 (the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the Notes under the Indenture will be used in part to enable the Issuer to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Issuer and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Notes pursuant to the Indenture; and

WHEREAS, pursuant to Section 3.11 of the Indenture, the Grantors are required to execute and deliver this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Section 1.      DEFINED TERMS

1.1            Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Entitlement Order, Financial Asset, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, and Uncertificated Security.

 (b)           The following terms shall have the following meanings:

 “Agreement” shall mean this Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

 “After-Acquired Intellectual Property” shall have the meaning set forth in Section 4.10(c).

 “Collateral” shall have the meaning set forth in Section 2.

 “Copyright Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (including, without limitation, those listed on Schedule 5).

 “Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all works of authorship and all intellectual property rights therein, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 5, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

 “Discharge of the Secured Obligations” shall mean and shall have occurred when all Secured Obligations shall have been paid in full in cash and all other obligations under the Note Documents shall have been performed (other than (a) those expressly stated to survive termination, and (b) contingent obligations as to which no claim has been asserted).

 “Equity Interests” (i) shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, exempted company, partnership, exempted limited partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof and (ii) shall include, without limitation, all Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests.

 “Equity Issuers” shall mean the collective reference to each issuer of Pledged Equity Interests.

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 “Excluded Assets” has the same meaning set forth in the Indenture.

 “Foreign Security Documents” shall mean the collective reference to the security agreements, debentures, pledge agreements, charges and other similar documents and agreements pursuant to which any Grantor purports to pledge or grant a security interest in any property or assets located outside of the United States (including any Pledged Equity Interests of any Issuer organized under a jurisdiction other than the United States or any state or locality thereof securing the Secured Obligations).

 “General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, shall include, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all hedge agreements, contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by governmental authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

 “Indenture” shall have the meaning set forth in the preamble hereto.

 “Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

 “Intellectual Property” shall mean, with respect to any Grantor, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

 “Intellectual Property Security Agreements” shall mean, collectively, the Copyright Security Agreement substantially the form of Exhibit C-1, the Patent Security Agreement substantially in the form of Exhibit C-2, and the Trademark Security Agreement substantially in the form of Exhibit C-3.

 “Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Issuer or any of its Subsidiaries.

3

 “Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) all security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

 “Issue Date” means July 10, 2023.

 “Majority Holders” shall have the meaning set forth in Section 8.1(b).

 “Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor or is otherwise of material value.

 “Note Documents” shall mean the Indenture, the Notes, the Collateral Agreements and the Guarantees.

 “Patent Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (including, without limitation, those listed on Schedule 5).

 “Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including, without limitation, (i) each patent and patent application listed on Schedule 5, (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all inventions and improvements described and claimed therein, (iv) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (vi) all other rights accruing thereunder or pertaining thereto throughout the world.

 “Pledged Commodity Contracts” shall mean all Commodity Contracts listed on Schedule 2 and all other Commodity Contracts to which any Grantor is party from time to time.

 “Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

 “Pledged Equity Interests” shall mean all Equity Interests, and shall include Pledged LLC Interests, Pledged Partnership Interests and Pledged Stock.

4

 “Pledged LLC Interests” shall mean all membership interests and other interests now owned or hereafter acquired by any Grantor in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of the Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

 “Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 and all the Intercompany Notes.

 “Pledged Partnership Interests” shall mean all partnership interests and other interests now owned or hereafter acquired by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” and the certificates, if any, representing such partnership interests, and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a partner in such partnership, all rights as and to become a partner of such partnership, all of the Grantor’s rights, title and interest as a partner to any and all assets or properties of such partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

 “Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

5

 “Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests regardless of whether constituting Securities under the UCC.

 “Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitlements of any Grantor.

 “Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto.

 “Secured Obligations” shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any other Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Issuer or any other Grantor to the Secured Parties which may arise under or in connection with the Indenture or any other Note Document.

 “Secured Parties” shall mean collectively, the Collateral Agent, the Trustee and the Holders.

 “Securities Act” shall mean the Securities Act of 1933, as amended.

 “Specified Courts” shall have the meaning set forth in Section 9.12.

 “Subsidiary Grantors” shall mean, collectively, the Subsidiaries of the Issuer that are Grantors.

 “Trademark Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark or permitting co-existence with respect to a Trademark (including, without limitation, those listed on Schedule 5).

 “Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and, with respect to any and all of the foregoing, (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 5, (ii) all extensions and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

6

 “Trade Secrets” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and with respect to any and all of the foregoing (i) all rights to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

 “Trade Secret Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trade Secret or otherwise providing for a covenant not to sue for misappropriation or other violation of a Trade Secret.

 “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

 “UETA” shall have the meaning set forth in Section 3.3.

1.2            Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

 (b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

 (c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

 (d)           The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

 (e)           The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

7

 (f)            All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 2.      GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL

 (a)            Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

 (i)             all Documents;

 (ii)            all General Intangibles;

 (iii)           all Intellectual Property;

 (iv)           all Investment Property;

 (v)            all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

 (vi)           to the extent not otherwise included, all other property of such Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.

 (b)           Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent or any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Pledged Partnership Interests or Pledged LLC Interests.

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Section 3.      REPRESENTATIONS AND WARRANTIES

 Each Grantor hereby represents and warrants to the Secured Parties on the date hereof that:

3.1            Representations in Indenture. The representations and warranties set forth in the Indenture and Section 3 of those certain Convertible Note Subscription Agreements by and between Galata Acquisition Corp. and the Subscriber (as defined therein), dated as of July 29, 2022 (as amended, restated, amended and restated and/or otherwise modified from time to time) and that certain Convertible Note Subscription Agreement by and between Galata Acquisition Corp. and the Subscriber, dated as of December 23, 2022 (as amended, restated, amended and restated and/or otherwise modified from time to time) as they relate to such Grantor or to the Note Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties that are qualified as to “materiality”, “material adverse effect” or similar language, in which case such representations and warranties shall be true and correct (after giving effect to any such qualification therein) in all respects as of such date, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Issuer’s knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Grantor’s knowledge.

3.2            Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, except for Permitted Liens. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture.

3.3            Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, securing the payment and performance of each Grantor’s Secured Obligations and upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been filed on behalf of the Collateral Agent, as applicable, and may be filed on behalf of the Collateral Agent or its designees at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral, prior to all other Liens on the Collateral except for Permitted Liens. The Collateral Agent may, but shall have no obligation or duty whatsoever make such filings. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 4.2 to: (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts, and (ii) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transactions Act as in effect in the applicable jurisdiction (the “UETA”)) over all “transferable records” (as defined in UETA).

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3.4            Name; Jurisdiction of Incorporation, Organization, Etc. Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation, incorporation or organization), jurisdiction of , incorporation or organization, , incorporation number or organizational identification number, if any, and the location of such Grantor’s registered office, chief executive office or sole place of business are specified on Schedule 4. Each Grantor is , incorporated or organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor’s incorporation, organization or formation is required to maintain a public record showing the Grantor to have been incorporated, organized or formed. Except as specified on Schedule 4, it has not changed its name, jurisdiction of incorporation or organization, registered office, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

3.5            [Reserved].

3.6            [Reserved].

3.7            Investment Property. (a) Schedule 2 hereto sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, respectively, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor, and all of such Pledged Debt Securities and Pledged Notes, have been, in the case of those issued by Affiliates of such Grantor, or, in the case of those issued by Persons that are not Affiliates of such Grantor, to the knowledge of such Grantor have been, duly authorized, authenticated, issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and are not in default and, in the case of those issued by Affiliates of such Grantor, constitute all of the issued and outstanding inter-company indebtedness owed by such Affiliates to such Grantor evidenced by an instrument or certificated security of the respective issuers thereof. Schedule 2 hereto sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or any securities, commodities or other property credited thereto.

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 (b)           The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or Excluded Assets

 (c)           All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable. No Grantor is in default of its obligations under any organizational document of any Issuer of Pledged Equity Interests.

 (d)           None of the Pledged LLC Interests or Pledged Partnership Interests are, or represent interests in entities that (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the Uniform Commercial Code (or other applicable law) of any jurisdiction.

 (e)            No consent, approval or authorization of any Person is required for the pledge by such Grantor of the Pledged Equity Interests pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Grantor, whether under the organizational documents of any Issuer of Pledged Equity Interests or otherwise, except such as have been obtained and are in full force and effect.

 (f)            Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for, in the case of any of the foregoing Collateral other than Pledged Equity Interests, Permitted Liens and, in the case of Pledged Equity Interests, Permitted Liens arising pursuant to a requirement of law, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

 (g)           Each Grantor has caused the organizational document of each Issuer of Pledged Partnership Interests or Pledged LLC Interests organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America to include language substantially the same as the provisions set forth in Exhibit A hereto.

3.8            [Reserved].

3.9            Intellectual Property.      (a) Schedule 5 lists all of the following Intellectual Property, to the extent owned by such Grantor in its own name: (i) issued Patents and pending Patent applications, (ii) registered Trademarks and applications for the registration of Trademarks, and (iii) registered Copyrights, and applications to register Copyrights. All such Intellectual Property is recorded in the name of such Grantor. Except as set forth on Schedule 5, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property, as well as any other Material Intellectual Property owned by such Grantor, in each case free and clear of all Liens, claims and licenses, except for Permitted Liens and the licenses set forth on Schedule 5.

 (b)            Except for those matters which both (i) are disclosed on Schedule 5 and (ii) could not reasonably be expected to have a material adverse effect, all Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of such Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor in full force and effect.

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 (c)            Except for those matters which both (i) are disclosed on Schedule 5 and (ii) could not reasonably be expected to have a material adverse effect, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the intellectual property of any other Person. Except as set forth on Schedule 5, to the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any Material Intellectual Property of such Grantor. Except for those matters which both (i) are disclosed on Schedule 5 and (ii) could not reasonably be expected to have a material adverse effect, the operation of the business of such Grantor, does not infringe, misappropriate, dilute, or otherwise violate the intellectual property of any other Person.

 (d)            Schedule 5 lists all Copyright Licenses, Patent Licenses and Trademark Licenses held by such Grantor that constitute Material Intellectual Property. With respect to each Copyright License, Trademark License and Patent License held by such Grantor that constitutes Material Intellectual Property: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration of or under such license.

 (e)            All Copyrights owned by such Grantor that constitute Material Intellectual Property have been registered with the United States Copyright Office or, where appropriate, any foreign counterpart.

 (f)            Such Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of such Grantor constituting Material Intellectual Property, in each case consistent with industry standards, and has taken all action necessary to insure that all licensees of all such Trademarks comply with such Grantor’s standards of quality.

 (g)            Such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks constituting Material Intellectual Property, appropriate notice of its trademark rights in common law Trademarks constituting Material Intellectual Property, proper marking practices in connection with its Patents constituting Material Intellectual Property, and appropriate notice of copyright in connection with the publication of its Copyrights constituting Material Intellectual Property.

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 (h)            Except as set forth on Schedule 5, such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any property that currently constitutes Material Intellectual Property that has not been terminated or released.

 (i)            Except for those matters which both (i) are disclosed on Schedule 5 and (ii) could not reasonably be expected to have a material adverse effect, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Intellectual Property of such Grantor or such Grantor’s ownership interest therein, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened.

 (j)            Except for those matters which both (i) are disclosed on Schedule 5 and (ii) could not reasonably be expected to have a material adverse effect, no settlements or consents, covenants not to sue, coexistence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in any manner that impacts such Grantor’s rights to own, license or use any Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination, limitation or other impairment of any of such Grantor’s rights in its Material Intellectual Property.

 (k)            Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets constituting Material Intellectual Property in accordance with industry standards. Except as could not reasonably be expected to have a material adverse effect, (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person, (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

Section 4.      COVENANTS

 Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Discharge of the Secured Obligations:

4.1            Covenants in Indenture. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

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 4.2           Delivery and Control of Investment Property. (a) If any of the Collateral is or shall become evidenced or represented by any Certificated Security, such Certificated Security shall be immediately delivered to the Collateral Agent, duly endorsed in a manner sufficient to transfer title, to be held as Collateral pursuant to this Agreement.

 (b)           If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit B.

 (c)           Each Grantor shall maintain Securities Entitlements and Securities Accounts only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form reasonably satisfactory to the Collateral Agent (it being agreed that under no circumstances shall the Collateral Agent be obligated to indemnify any such financial institution in the Collateral Agent’s individual capacity).

 (d)           If any of the Collateral with a value in excess of $5,000,000 is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in form reasonably satisfactory to the Collateral Agent.

 (e)           In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and first priority nature of the security interest of the Collateral Agent.

 4.3           Maintenance of Insurance. Such Grantor shall maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and shall furnish to the Collateral Agent, as of the date hereof upon written request, full information as to the insurance carried. Notwithstanding anything to the contrary, the Collateral Agent shall have no duty to oversee or monitor the financial soundness or the reputability of the insurance companies or provided coverage.

 4.4           Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

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 (b)           Such Grantor shall deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the date hereof, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date hereof, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $5,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. The Collateral Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

 (c)           Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

 (d)            At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as are necessary or that the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder, including without limitation, executing and delivering and causing the relevant securities intermediary to execute and deliver a control agreement in form reasonably satisfactory to the Collateral Agent (it being agreed that the Collateral Agent will not indemnify any securities intermediary in the Collateral Agent’s individual capacity).

 4.5            Changes in Locations, Name, Jurisdiction of Incorporation, Etc. Such Grantor will not, except upon fifteen (15) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents necessary or reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and:

 (i)             without limiting the prohibitions on mergers involving the Grantors contained in the Indenture, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 3.4; or

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 (ii)            change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

 4.6            Notices. Such Grantor will advise the Collateral Agent promptly, in writing and in reasonable detail, of:

 (a)           any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

 (b)           the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

 4.7           Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the capital stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If an Event of Default shall have occurred and be continuing and any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

 (b)           Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to amend its organizational documents in any manner that materially changes the rights of such Grantor with respect to any Pledged Equity Interests or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest therein, (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (iii) cause or permit any Equity Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC.

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 (c)           Each Grantor which is an Equity Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity Interests issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Pledged Equity Interests issued by it and (iii) the terms of Sections 4.8(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.8(c) with respect to the Pledged Equity Interests issued by it. In addition, each Grantor which is either an Equity Issuer or an owner of any Pledged Equity Interests hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder or other equity holder of the Equity Issuer of the related Pledged Equity Interest.

 4.8            Voting and Other Rights with Respect to Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes or Pledged Debt Securities, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted by the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Equity Interests; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Note Document.

 (b)           If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Securities which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Pledged Securities to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Securities for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.

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 (c)           Each Grantor hereby authorizes and instructs each Equity Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Equity Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

 4.9           [Reserved].

 4.10         Intellectual Property. (a) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Collateral Agent, discontinue use of any Material Intellectual Property, or do any act or omit to do any act whereby any Material Intellectual Property may lapse, become abandoned, cancelled, dedicated to the public, forfeited, or otherwise impaired, or abandon any application or any right to file an application for a Copyright, Patent, or Trademark constituting Material Intellectual Property.

 (b)           Such Grantor shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to such Grantor and constituting Material Intellectual Property, including, but not limited to, those applications and registrations listed on Schedule 5.

 (c)           Such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any item of Intellectual Property, (ii) obtain an exclusive license to any Copyrights, (iii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or in any political subdivision of any of the foregoing, or (iv) should it file a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application (the items in clauses (i), (ii) (iii) and (iv), collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 2 shall automatically apply thereto, and any such After-Acquired Intellectual Property shall automatically become part of the Collateral, and such Grantor shall give prompt (and, in any event within five (5) Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and shall provide the Collateral Agent promptly (and, in any event within five (5) Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 5 hereto and promptly take the actions specified in Section 4.10(d) with respect thereto.

 (d)           Such Grantor shall execute Intellectual Property Security Agreements with respect to the Intellectual Property included in the Collateral as of the date hereof, as well as any After-Acquired Intellectual Property, in substantially the form of Exhibits C-1, C-2 or C-3, as applicable, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and such Grantor shall promptly execute and deliver, and have recorded, any and all other agreements, instruments, documents, and papers as necessary or that the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in any such Intellectual Property with any other applicable offices, agencies, or governmental authorities.

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 (e)            Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets constituting Material Intellectual Property, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

Section 5.      REMEDIAL PROVISIONS

5.1            [Reserved].

5.2            [Reserved].

5.3            [Reserved].

5.4            Application of Proceeds. At such intervals as may be agreed upon by the Issuer and the Collateral Agent (acting with the written consent of the Trustee or the Majority Holders), or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the Collateral and/or net Proceeds thereof (after deducting fees and expenses as provided in Section 5.5) realized through the exercise by the Collateral Agent of its remedies hereunder in payment of the Secured Obligations. The Collateral Agent shall apply any such Collateral or Proceeds to be applied in the following order:

First, to the Collateral Agent to pay incurred and unpaid fees and expenses under the Note Documents (including, but not limited to, fees and expenses of its agents and counsel);

Second, to the Trustee in respect of Secured Obligations then due and owing and remaining unpaid for application by the Trustee in accordance with the terms of the Indenture;

Third, to the Trustee in respect of all Secured Obligations (other than those under clause second above) for prepayment of such Secured Obligations in accordance with the terms of the Indenture; and

Fourth, any balance of such Proceeds remaining after a Discharge of the Secured Obligations shall be paid over to the Issuer or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of the Secured Obligations shall be returned to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

Any Proceeds not applied shall be held by the Collateral Agent as Collateral.

In addition, with respect to any proceeds of Insurance received by the Trustee or the Collateral Agent, (x) if no Event of Default shall have occurred and be continuing, (i) such Insurance Proceeds shall be returned to the Grantors if permitted or required by the Indenture or (ii) if not so permitted or required by the Indenture, then such Insurance Proceeds shall be applied in accordance with this Section 5.4 and (y) if an Event of Default shall have occurred and be continuing, then such Insurance Proceeds shall be applied in accordance with this Section 5.4.

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5.5            Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent may, but shall have no obligation to, store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Collateral Agent, as representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Majority Holders shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale, such amount to be apportioned ratably to the Secured Obligations of the Secured Parties in accordance with their pro rata share of such Secured Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may, but shall not be obligated to, sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right, but not the obligation, to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. The Collateral Agent shall have no obligation to marshal any of the Collateral.

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 (b)           The Collateral Agent shall deduct from such Proceeds all costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied or retained by the Collateral Agent in accordance with Section 5.4. Only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may, but shall not be obligated to, resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it or them of any rights hereunder.

 (c)           In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the exploitation of such Intellectual Property, including the manufacture, distribution, advertising and sale of products or the provision of services under such Intellectual Property, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

 (d)           For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.5 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof) and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased, or otherwise occupied by such Grantor.

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5.6            Effect of Securities Laws. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity Interests or the Pledged Debt Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Equity Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Equity Issuer would agree to do so.

5.7            Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 6.      POWER OF ATTORNEY AND FURTHER ASSURANCES

6.1            Collateral Agent’s Appointment as Attorney-in-Fact, Etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right (but the Collateral Agent shall not have the obligation), on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

 (i)            in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

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(ii)            in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as necessary or that the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Note Documents and pay all or any part of the premiums therefor and the costs thereof;

(iv)           execute, in connection with any sale provided for in Section 5.5 or 5.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)            (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing. The parties further acknowledge and agree that the permissive rights of the Collateral Agent enumerated herein shall not be construed as duties.

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(b)            If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.

(c)            The fees and expenses of the Trustee and Collateral Agent (as applicable) incurred in connection with actions undertaken as provided in this Section 6.1 (including, but not limited to, fees and expenses of its agents and counsel), together with interest thereon at a rate per annum equal to the Default Rate under the Indenture, from the date of payment by the Trustee or the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Trustee or the Collateral Agent promptly on demand.

(d)            Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of the Secured Obligations.

6.2            Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Collateral Agent is authorized to, but shall have no duty or obligation to, file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Collateral Documents or as “all assets” or “all personal property” of the such Grantor, whether now owned or hereafter existing or acquired by the such Grantor or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Notwithstanding the foregoing authorization, nothing herein shall obligate the Collateral Agent to perfect or maintain the perfection of the Grantors’ Liens, including by the filing of UCC financing statements and continuation statements, which shall be the sole responsibility of the Grantor.

6.3            Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)             file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

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(ii)            take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing;

(iii)           at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent or persons designated by the Collateral Agent;

(iv)           at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s interest in all or any part of the Collateral; and

(v)            furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

Section 7.     Lien absolute; waiver of suretyship defenses

7.1            Lien Absolute, Waivers. (a) All rights of Collateral Agent hereunder, and all obligations of Grantors hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, in each case, each of the following (whether or not such Grantor has knowledge thereof):

(i)             the validity or enforceability of the Indenture or any other Note Document, any of the Secured Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii)            any renewal, extension or acceleration of, or any increase in the amount of the Secured Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Note Documents;

(iii)           any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Note Documents, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

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(iv)           any change, reorganization or termination of the corporate structure or existence of Issuer or any other Grantor or any of their Subsidiaries and any corresponding restructuring of the Secured Obligations;

(v)            any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Secured Obligations or any subordination of the Secured Obligations to any other obligations;

(vi)           the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Secured Obligations or any other impairment of such collateral;

(vii)          any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Collateral Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable law; and

(viii)         any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuer or any other Grantor for the Secured Obligations, or of any security interest granted by any Grantor, whether in a bankruptcy proceeding or in any other instance.

(b)            In addition each Grantor further waives any and all other defenses, set- offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Issuer or any other Grantor or Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

(c)             Each Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Issuer or any of the other Grantors with respect to the Secured Obligations. Except for notices provided for herein, each Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Issuer, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from Issuer, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Issuer, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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Section 8.     the collateral AGENT

8.1            Authority of Collateral Agent. (a) Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b)            U.S. Bank Trust Company, National Association has been appointed to act as Collateral Agent hereunder by the Holders. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture; provided that the Collateral Agent shall, after the payment in full of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) (the “Discharge of the Secured Obligations”), exercise, or refrain from exercising, any remedies provided for herein and otherwise act in accordance with the instructions of the holders of a majority of the Notes (the “Majority Holders”). The provisions of the Indenture relating to the Trustee, including without limitation, the provisions relating to resignation or removal of the Trustee and the powers, duties, indemnities and immunities of the Trustee, are incorporated herein by this reference, shall apply to U.S. Bank Trust Company, National Association acting in its capacity as the Collateral Agent, and shall survive any termination of the Indenture.

8.2            Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Trustee, the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

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8.3            Exculpation of the Collateral Agent. (a) The Collateral Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Collateral Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Secured Parties or by or on behalf of any Secured Party to the Collateral Agent or any Secured Party in connection with this Agreement or the Collateral Agreements and the transactions contemplated thereby or for the financial condition or business affairs of any party to the Indenture or any other Person liable for the payment of any Secured Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Collateral Documents or as to the existence or possible existence of any Event of Default or default or to make any disclosures with respect to the foregoing.

(b)            Neither the Collateral Agent, nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Collateral Agent under or in connection with any of the Collateral Documents except to the extent caused solely and proximately by the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall be entitled to refrain from any act or the taking of any action in connection herewith or any of the Collateral Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have been instructed in respect thereof by the Trustee or the Majority Holders and, upon such instruction, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to conclusively rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Grantors and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under any of the Collateral Documents in accordance with the Indenture or, in the limited circumstances specified in Section 8.1(b) hereof, the instructions of the Majority Holders.

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(c)            Without limiting the indemnification provisions of the Indenture, each of the Secured Parties not party to the Indenture severally agrees to indemnify the Collateral Agent, to the extent that the Collateral Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the Collateral Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or any of the Collateral Documents; provided, no such Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely and from the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts insufficiently indemnified against until such additional indemnity is furnished.

(d)            No direction given to the Collateral Agent which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in or arising under this Agreement or any Collateral Document accepted or entered into by the Collateral Agent shall be binding upon the Collateral Agent.

8.4            No Individual Foreclosure, Etc. No Secured Party shall have any right individually to realize upon any of the Collateral except to the extent expressly contemplated by this Agreement or the other Note Documents, it being understood and agreed that all powers, rights and remedies under the Note Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral provided hereunder and under any other Note Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement. Without limiting the generality of the foregoing, each Secured Party authorizes the Collateral Agent to credit bid all or any part of the Secured Obligations held by it.

8.5            Concerning the Collateral Agent. U.S. Bank Trust Company, National Association is entering this Agreement and each other Collateral Agreement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder and under each other Collateral Agreement, whether or not expressly provided herein or therein, the Collateral Agent shall be entitled to the rights, protections, immunities and indemnities of the Collateral Agent set forth in the Indenture as if the provisions setting forth those rights, protections, immunities and indemnities were set forth herein and therein.

Notwithstanding anything herein to the contrary, the Collateral Agent shall be under no obligation to exercise any discretion in connection with its duties herein, and shall act or refrain from acting as directed in writing by the Trustee or the Holders of the requisite percentage in aggregate principal amount of the Notes as permitted by and in accordance with the Indenture, and shall have no liability to any Person and will be fully protected in acting or refraining from acting in accordance therewith.

29

Section 9.     MISCELLANEOUS

9.1            Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent in accordance with Sections 8.01 and 8.02 of the Indenture.

9.2            Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.01 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

9.3            No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4            Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Note Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.

(b)            Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)            The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture and the other Note Documents.

9.5            Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

30

9.6            Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Note Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party exercising any right of set-off shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

9.7            Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

9.8            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.9            Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10          Integration/Conflict. This Agreement and the other Note Documents represent the entire agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the case of any Collateral “located” outside the United States (including any Equity Interests of an Equity Issuer organized under a jurisdiction other than the United States of any state or other locality thereof), in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any applicable Foreign Security Document which cannot be resolved by both provisions being complied with, the provisions contained in such Foreign Security Document shall govern to the extent of such conflict with respect to such Collateral.

31

9.11          GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

9.12          Submission to Jurisdiction; Waivers. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 of the Indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each Grantor irrevocably appoints Marti Technologies I Inc., as Delaware corporation, with an office at 3500 South DuPont Highway in the City of Dover, County of Kent, Delaware, 19901, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any proceeding. If for any reason such Person shall cease to be such agent for service of process, each Grantor shall forthwith appoint a new agent of recognized standing for service of process in the United States and deliver to the Collateral Agent a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, the Collateral Agent or any Holder to serve process in any other manner permitted by law. Each of the Company, the Trustee, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

9.13          Acknowledgments. Each Grantor hereby acknowledges that:

(a)             it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b)             no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)             no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

32

9.14          Additional Grantors. Each Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to Section 3.11(D) the Indenture shall become a Grantor as required by the Indenture for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

9.15          Releases. (a) At such time as there has been a Discharge of the Secured Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the written request and sole expense of any Grantor following any such termination and receipt of an Officer’s Certificate and Opinion of Counsel as required by the Indenture, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)            If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Indenture, then, the Collateral Agent, at the written request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably requested by such Grantor for the release of the Liens created hereby on such Collateral provided that the Grantor shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and Collateral to be released, together with a certification by the Issuer stating that such transaction is in compliance with the Indenture and the other Note Documents and that the Proceeds of such Disposition will be applied in accordance therewith. At the request and sole expense of the Issuer, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Grantor shall be Disposed of in a transaction permitted by the Indenture; provided that the Issuer shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Grantor, together with a certification by the Issuer stating that such transaction is in compliance with the Indenture and the other Note Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

(c)             Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

9.16          WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE, THE COLLATERAL AGENT, AND THE HOLDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

33

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

MARTI TECHNOLOGIES, INC.

By:
Name:
Title:

MARTI TECHNOLOGIES I INC.

By:
Name:
Title:

MARTI ILERI TEKNOLOJI A.S.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Collateral Agent

By:
Name:
Title:

34

Schedule 1

NOTICE ADDRESSES OF GRANTORS

c/o Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention:	Alper Öktern, CEO
Cankut Durgun, President

Email:	Alper@marti.tech
Cankut@marti.tech

Schedule 2

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Issuer’s Jurisdiction Under New York UCC Section 9- 305(a)(2)	Class of Stock	Stock Certificate No.	Percentage of Shares	No. of Shares
Marti Technologies, Inc.	Marti Technologies I Inc.	Delaware	Common	1	100%	100

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	01	4.28%	100,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	02	4.28%	100,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	03	4.28%	100,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	04	4.28%	100,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	05	4.28%	100,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	06	2.14%	50,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	07	2.14%	50,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	08	0.21%	5,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	09	0.21%	5,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	10	0.21%	5,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	11	0.21%	5,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	12	2.14%	50,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	13	0.21%	5,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	14	0.04%	1,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	15	0.00%	79

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	16	1.18%	27,500

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	17	12.20%	285,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	18	5.31%	124,000

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	19	25.81%	603,241

Marti Technologies I Inc.	Mart&inodot; &Idot;leri Teknoloji A.&Scedil;.	Republic of Türkiye	Common	20	26.58%	621,095

Pledged Notes:

Grantor	Issuer	Payee	Principal Amount
None

Pledged Debt Securities:

Grantor	Issuer	Issuer’s Jurisdiction Under New York UCC Section 9-305(a)(2)	Payee	Principal Amount
None

Pledged Security Entitlements:

Grantor	Issuer of Financial Asset	Description of Financial Asset	Securities Intermediary (Name and Address)	Securities Account (Number and Location)	Securities Intermediary’s Jurisdiction Under New York UCC Section 9-305(a)(3)
None

Pledged Commodity Contracts:

Grantor	Description of Commodity Contract	Commodity Intermediary (Name and Address)	Commodity Account (Number and Location)	Commodity Intermediary’s Jurisdiction Under New York UCC Section 9- 305(a)(4)
None

Pledged Partnership Interests:

Grantor	Issuer	Type of Partnership Interest (e.g., General or Limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership
None

Pledged LLC Interests:

Grantor	Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Issuer
None

Other Pledged Equity Interests:

Grantor	Issuer	Class of Equity Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Equity Interests of the Issuer
None

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

District of Columbia

Delaware

Copyright, Patent and Trademark Filings

None

Actions with respect to Investment Property

Deliver stock certificates of Marti Technologies I Inc. and Martı İleri Teknoloji A.Ş. within 5 Business Days of Closing

Other Actions

Foreign Security Documents as required by the Indenture

Schedule 4

EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Organizational I.D.	Chief Executive Office or Sole Place of Business
Marti Technologies, Inc.	Cayman Islands	N/A	Maslak Noramin Is Merkezi Buyukdere Caddesi No 237 Maslak/İstanbul, Turkey
Martı İleri Teknoloji A.Ş.	Republic of Türkiye	N/A	Maslak Noramin Is Merkezi Buyukdere Caddesi No 237 Maslak/İstanbul, Turkey
Marti Technologies I Inc.	Delaware	7093181	Maslak Noramin Is Merkezi Buyukdere Caddesi No 237 Maslak/İstanbul, Turkey

Schedule 5

Intellectual Property

1.	Trademarks

Serial Number – Registration Number	Date	Mark	Owner
2022/175972	18.11.2022	martıtag	Martı İleri Teknoloji A.Ş. (trademark has been registered under registration number 2022 175972)
2022/140137	23.09.2022	martı her an, her yerde	Martı İleri Teknoloji A.Ş. (trademark application, awaiting approval)
2022/054357	15.04.2022	martı moped	Martı İleri Teknoloji A.Ş. (trademark has been registered under registration number 2022 054357)
2022/050013	07.04.2022	martı	Martı İleri Teknoloji A.Ş. (trademark application, awaiting approval)
2022/050011	07.04.2022	martı mobilet	Martı İleri Teknoloji A.Ş. (Trademark has been registered under registration number 2022 050011)
2021/093602	25.06.2021	tek araba gidelim	Martı İleri Teknoloji A.Ş. (Trademark has been registered under registration number 2021 093602)
2021/093600	25.06.2021	tek araçla gidelim	Martı İleri Teknoloji A.Ş. (Trademark has been registered under registration number 2021 093600)
2021/093599	25.06.2021	tek araç gidelim	Martı İleri Teknoloji A.Ş. (Trademark has been registered under registration number 2021093599)
2020/41511	15.04.2020	martı scooters	Martı İleri Teknoloji A.Ş. (Trademark has been registered under registration number 2020 41511)
2020/07993	21.01.2020	anadolu1	Martı İleri Teknoloji A.Ş. (Trademark has been registered under registration number 2020 07993)
2019/70438	25.07.2019	martı scooters	Martı İleri Teknoloji A.Ş. (Trademark has been registered under registration number 2019 70438)

5-1

2.	Patents.

None

3.	Copyrights.

None

4.	Domain Rights.

Domain Name	Service Provider Contact Details and Account Number (if any)	Owner and Registrar or Administrative Contact of Record	Expiry Date of Domain
marti.tech	Cloudflare	it@marti.tech	11.09.2027

Exhibit A to
Pledge and Security Agreement

INSERT TO LLC/PARTNERSHIP AGREEMENT

Section ______. Pledgee’s Rights;.

Subdivision 1. Notwithstanding anything contained herein to the contrary, each [Member/Partner] shall be permitted to pledge or hypothecate any or all of its [Units/Partnership Interests], including all Interests, economic rights, control rights and status rights as a [Member/Partner], to any holder to the Company or an affiliate of the Company or any agent acting on such holder’s behalf, and any transfer of such [Units/Partnership Interests] pursuant to any such holder’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder. Notwithstanding anything contained herein to the contrary, upon a default under the financing giving rise to any pledge or hypothecation of [Units/Partnership Interests], the holder (or agent) shall have the right, as set forth in the applicable pledge or hypothecation agreement, and without further approval of any [Member/Partner] and without becoming a [Member/Partner], to exercise the membership/partnership voting rights of the [Member/Partner] granting such pledge or hypothecation. Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with a pledge or hypothecation, (a) the holder (or agent) or transferee of such holder (or agent), as the case may be, shall become a [Member/Partner] under this Agreement and shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the [Company/Partnership], and shall be bound by all of the obligations, of a [Member/Partner] under this Agreement without taking any further action on the part of such holder (or agent) or transferee, as the case may be, and (b) following such exercise of remedies, the pledging [Member/Partner] shall cease to be a [Member/Partner] and shall have no further rights or powers under this Agreement. The execution and delivery of this Agreement by a [Member/Partner] shall constitute any necessary approval of such [Member/Partner] under the Act to the foregoing provisions of this Section ______. This Section ______ may not be amended or modified so long as any of the [Units/Partnership Interests] is subject to a pledge or hypothecation without the pledgee’s (or the Transferee of such pledgee’s) prior written consent. Each recipient of a pledge or hypothecation of the [Units/Partnership Interests] shall be a third party beneficiary of the provisions of this Section ______.

A-1

Exhibit B to
Pledge and Security Agreement

FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of [ ● ], is made by and between [NAME OF GRANTOR] (the “Grantor”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCATION, a national banking association], as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Pledge and Security Agreement referred to below), and [NAME OF ISSUER] (the “Issuer”).

WHEREAS, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to a Pledge and Security Agreement, dated as of July 10, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent.

WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Notice of Security Interest. The Grantor, the Collateral Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Collateral Agent ’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Collateral Agent ’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent ’s security interest in the Collateral and, upon request by the Collateral Agent, to register the Collateral Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Collateral Agent has control over the Collateral.

Section 2.     Collateral. The Issuer hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York, (ii) the Pledged Securities are uncertificated securities, (iii) the issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (iv) Schedule 2 contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Collateral Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

Section 3.     Control. The Issuer hereby agrees, upon written direction from the Collateral Agent and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Collateral Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds without any set-off or deduction, and (b) except as otherwise directed by the Collateral Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.

Section 4.     Other Agreements. The Issuer shall notify promptly, each of the Collateral Agent and the Grantor, in writing, if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.

Section 5.     Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

Section 6.     Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Collateral Agent that (i) the Discharge of the Secured Obligations has occurred, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.

Section 7.     Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Collateral Agent ’s addresses as set forth in the Pledge and Security Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Issuer]

[Address of Issuer]

Attention:

Telephone: ( ) -

Telecopy: ( ) -

Section 8.     Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

Section 9.     Entire Agreement. This Control Agreement and the Pledge and Security Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 10.     Execution in Counterparts. This Control Agreement may be executed in any number of counterparts by one or more parties to this Control Agreement and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Control Agreement by facsimile or other electronic transmission (e.g., “pdf”, or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

Section 11.     Successors and Assigns. This Control Agreement shall be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither the Grantor nor the Issuer may assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Majority Holders and any such assignment, transfer or delegation without such consent shall be null and void.

Section 12.     Severability. In the event any one or more of the provisions contained in this Control Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 13.     Section Headings. The Section headings used in this Control Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 14.     Submission to Jurisdiction; Waivers. Each of the Grantor and the Issuer hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)            agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)            agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Control Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Control Agreement or any other Note Document against the Grantor or any of its assets in the courts of any jurisdiction;

(d)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(e)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 7 of this Control Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(f)             agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(g)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

Section 15.     GOVERNING LAW AND JURISDICTION. THIS CONTROL AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY THE COLLATERAL AGENT AND WILL BE DEEMED TO BE MADE IN THE STATE OF NEW YORK. THIS CONTROL AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW OF GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

Section 16.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, COLLATERAL AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE, THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CONTROL AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 17. CONCERNING THE COLLATERAL AGENT. U.S. Bank Trust Company, National Association, is entering into this Control Agreement solely in its capacity as Collateral Agent and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture and the other Note Documents as though fully set forth herein.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

[NAME OF ISSUER], as Issuer

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit C-1
TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of July 10, 2023 (this “Agreement”), is made by each of the signatories hereto indicated as a “Grantor” (each a “Grantor” and collectively, the “Grantors”) in favor of U.S. Bank Trust Company, National Association, a national banking association, as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent ”).

WHEREAS, pursuant to that certain Indenture dated as of July 10, 2023 by and among Marti Technologies, Inc. as Issuer and U.S. Bank Trust Company, National Association, as trustee, the Collateral Agent and the other parties from time to time party thereto (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the “Indenture”), Issuer has issued its 15.00% Convertible Senior Notes due 2028 (the “Notes”) upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Grantors entered into a Pledge and Security Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors assigned, transferred and granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Copyright Collateral (as defined below);

WHEREAS, pursuant to the Pledge and Security Agreement, each Grantor agreed to execute and this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured parties with the United States Copyright Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

Section 1.     Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Pledge and Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Indenture.

C-1-1

Section 2.     Grant of Security Interest

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a)            all works of authorship and all intellectual property rights therein, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world (collectively “Copyrights”); and

(b)            all agreements, licenses and covenants pursuant to which such Grantor has been granted exclusive rights in any registered Copyrights or has otherwise been granted or has granted a covenant not to sue for infringement or other violation of any registered Copyrights, including, without limitation, each agreement listed in Schedule A attached hereto.

Section 3.     Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

Section 4.     Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OF THE SECURITY INTERESTS).

C-1-2

Section 5.     Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. CONCERNING THE COLLATERAL AGENT. U.S. Bank Trust Company, National Association, is entering into this Control Agreement solely in its capacity as Collateral Agent and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture and the other Note Documents as though fully set forth herein.

[Remainder of page intentionally left blank]

C-1-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR(S)],
as Grantor

By:
Name:
Title:

STATE OF		)
		)	ss.
COUNTY OF	)

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing Copyright Security Agreement on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

Accepted and Agreed:

U.S. Bank Trust Company, National Association

, as Collateral Agent

By:
Name:
Title:

C-1-4

SCHEDULE A
to
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Title	Registration No.	Registration Date

COPYRIGHT APPLICATIONS

Title	Application / Case No.	Filing Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

C-1-5

EXHIBIT C-2
TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of July 10, 2023 (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent ”).

WHEREAS, pursuant to that certain Indenture dated as of July 10, 2023, by and among Marti Technologies, Inc., as Issuer, and U.S. Bank Trust Company, National Association, as trustee, the Collateral Agent and the other parties from time to time party thereto (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the “Indenture”), the Issuer has issued its 15.00% Convertible Senior Notes due 2028 (the “Notes”) upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Grantors entered into a Pledge and Security Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors assigned, transferred and granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below);

WHEREAS, pursuant to the Pledge and Security Agreement, each Grantor agreed to execute and this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

Section 1.     Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Pledge and Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Indenture.

C-2-1

Section 2.     Grant of Security Interest

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including without limitation: (i) each patent and patent application listed in Schedule A attached hereto (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all inventions and improvements described and claimed therein, (iv) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (vi) all other rights of any accruing thereunder or pertaining thereto throughout the world.

Section 3.     Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

Section 4.     Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OF THE SECURITY INTERESTS).

Section 5.     Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Concerning the Collateral Agent. U.S. Bank Trust Company, National Association, is entering into this Control Agreement solely in its capacity as Collateral Agent and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture and the other Note Documents as though fully set forth herein.

[Remainder of page intentionally left blank]

C-2-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],

By:
Name:
Title:

STATE OF		)
		)	ss.
COUNTY OF	)

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing Patent Security Agreement on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

C-2-3

Accepted and Agreed:

U.S. Bank Trust Company, National Association

, as Collateral Agent

By:
Name:
Title:

C-2-4

SCHEDULE A
to
PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

C-2-5

EXHIBIT C-3
TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of July 10, 2023 (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent ”).

WHEREAS, pursuant to that certain Indenture dated as of July 10, 2023 by and among Marti Technologies, Inc., as Issuer, and U.S. Bank Trust Company, National Association, as Collateral Agent, the Collateral Agent and the other parties from time to time party thereto (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the “Indenture”), the Issuer has issued its 15.00% Convertible Senior Notes due 2028 (the “Notes”) upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Grantors entered into a Pledge and Security Agreement dated as of July 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors assigned, transferred and granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below);

WHEREAS, pursuant to the Pledge and Security Agreement, each Grantor agreed to execute and this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

Section 1.     Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Pledge and Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Indenture.

C-3-1

Section 2.     Grant of Security Interest in Trademark Collateral

(a)            Grant of Security. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto, (ii) all extension and renewals thereof, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

(b)            Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

Section 3.     Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

Section 4.     Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OF THE SECURITY INTERESTS).

C-3-2

Section 5.     Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 6. Concerning the Collateral Agent. U.S. Bank Trust Company, National Association, is entering into this Control Agreement solely in its capacity as Collateral Agent and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture and the other Note Documents as though fully set forth herein.

[Remainder of page intentionally left blank]

C-3-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],

By:
Name:
Title:

STATE OF		)
		)	ss.
COUNTY OF	)

On this ____ day of ____________, ____ before me personally appeared ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing Trademark Security Agreement on behalf of ____________________, who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

C-3-4

Accepted and Agreed:

U.S. Bank Trust Company, National Association

, as Collateral Agent

By:
Name:
Title:

C-3-5

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

C-3-6

Annex 1 to
Pledge and Security Agreement

ASSUMPTION AGREEMENT, dated as of July 10, 2023, made by ______________________, a _______________ corporation (the “Additional Grantor”), in favor of U.S. BANK TRUST COMPANY, NATIONAL ASSOCATION, a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for (i) the Holders (as defined in the Indenture), and (ii) the other Secured Parties (as defined in the Pledge and Security Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

W I T N E S S E T H:

WHEREAS, Marti Technologies, Inc. (the “Issuer”) and the Trustee have entered into a Indenture, dated as of July 10, 2023 (as amended, supplemented, replaced or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer and certain of its Affiliates (other than the Additional Grantor) have entered into the Pledge and Security Agreement, dated as of July 10, 2023 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Trustee for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Pledge and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.            Pledge and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 4, 6 and 10 to the Pledge and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Pledge and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

Annex 1-1

2.            GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.            Successors and Assigns. This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Trustee (at the written direction of the Majority Holders) and any such assignment, transfer or delegation without such consent shall be null and void.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-2

Annex 1-A

Annex 1-1

Exhibit F

PLEDGE AND SECURITY AGREEMENT

among

Marti Technologies, Inc.,

certain of its Subsidiaries

and

U.S. Bank Trust Company, National Association,
as Collateral Agent

Dated as of [ ●]

Page

Section 1.	DEFINED TERMS	1
1.1	Definitions	1
1.2	Other Definitional Provisions	3

Section 2.	GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL	4

Section 3.	REPRESENTATIONS AND WARRANTIES	5
3.1	Representations in Indenture	5
3.2	Title; No Other Liens	5
3.3	Valid, Perfected First Priority Liens	6
3.4	Name; Jurisdiction of Organization, Etc.	6
3.5	Inventory and Equipment	6
3.6	[Reserved]	7
3.7	Deposit Accounts	7
3.8	Receivables	7
3.9	[Reserved]	7
3.10	Vehicles	7
3.11	Letter of Credit Rights	7
3.12	Commercial Tort Claims	7

Section 4.	COVENANTS	7
4.1	Covenants in Indenture	7
4.2	Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Deposit Accounts	8
4.3	Maintenance of Insurance	8
4.4	Maintenance of Perfected Security Interest; Further Documentation	9
4.5	Changes in Locations, Name, Jurisdiction of Incorporation, Etc.	9
4.6	Notices	10
4.7	[Reserved]	10
4.8	[Reserved]	10
4.9	Receivables	10
4.10	[Reserved]	10
4.11	Vehicles	10
4.12	Government Receivables	10
4.13	Letter of Credit Rights	10
4.14	Commercial Tort Claims	10

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Section 5.	REMEDIAL PROVISIONS	11
5.1	Certain Matters Relating to Receivables	11
5.2	Communications with Obligors	11
5.3	Proceeds to be Turned Over To Trustee	12
5.4	Application of Proceeds	12
5.5	Code and Other Remedies	13
5.6	[Reserved]	14
5.7	Deficiency	14

Section 6.	POWER OF ATTORNEY AND FURTHER ASSURANCES	14
6.1	Trustee’s Appointment as Attorney-in-Fact, Etc.	14
6.2	Authorization of Financing Statements	16
6.3	Further Assurances	16

Section 7.	Lien absolute; waiver of suretyship defenses	17
7.1	Lien Absolute, Waivers	17

Section 8.	the collateral Trustee	19
8.1	Authority of Trustee	19
8.2	Duty of Trustee	19
8.3	Exculpation of the Trustee	20
8.4	No Individual Foreclosure, Etc.	21

Section 9.	MISCELLANEOUS	21
9.1	Amendments in Writing	21
9.2	Notices	21
9.3	No Waiver by Course of Conduct; Cumulative Remedies	22
9.4	Enforcement Expenses; Indemnification	22
9.5	Successors and Assigns	22
9.6	Set-Off	22
9.7	Counterparts	23
9.8	Severability	23
9.9	Section Headings	23
9.10	Integration/Conflict	23
9.11	GOVERNING LAW	23
9.12	Submission to Jurisdiction; Waivers	24
9.13	Acknowledgments	24
9.14	Additional Grantors	24
9.15	Releases	24
9.16	WAIVER OF JURY TRIAL	25

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SCHEDULE 1	Notice Addresses of Grantors	1-1
SCHEDULE 2	Deposit Accounts	2-1
SCHEDULE 3	Filings and Other Actions Required to Perfect Security Interests	3-1
SCHEDULE 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office	4-1
SCHEDULE 5	Location of Inventory and Equipment	5-1
SCHEDULE 6	Government Receivables	6-1
SCHEDULE 7	Vehicles	7-1
SCHEDULE 8	Letter of Credit Rights	8-1
SCHEDULE 9	Commercial Tort Claims	9-1

ANNEX 1	Assumption Agreement	ANNEX 1-1

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PLEDGE AND SECURITY AGREEMENT, dated as of [ ● ], among each of the signatories hereto designated as a Grantor on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and collectively, the “Grantors”), and U.S. Bank Trust Company, National Association, a national banking association, as Collateral Agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for (i) the Holders from time to time parties to the Indenture, dated as of July 10, 2023 (as amended, supplemented or otherwise modified or replaced from time to time, the “Indenture”), between Marti Technologies, Inc., a Cayman Islands exempted company (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and the Collateral Agent, and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Issuer has issued its 15.0% Convertible Senior Notes due 2028 (the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the Notes under the Indenture will be used in part to enable the Issuer to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Issuer and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Notes pursuant to the Indenture; and

WHEREAS, pursuant to Section 3.11 of the Indenture, the Grantors are required to execute and deliver this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Section 1.      DEFINED TERMS

1.1      Definitions.       (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Accounts, Account Debtor, Authenticate, Chattel Paper, Electronic Chattel Paper, Equipment, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money and Tangible Chattel Paper.

(b)            The following terms shall have the following meanings:

“Agreement” shall mean this Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning set forth in Section 2.

“Deposit Account” shall mean all “deposit accounts” as defined in Article 9 of the UCC and all other accounts maintained with any financial institution, and shall include, without limitation, all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Discharge of the Secured Obligations” shall mean and shall have occurred when all Secured Obligations shall have been paid in full in cash and all other obligations under the Note Documents shall have been performed (other than (a) those expressly stated to survive termination, and (b) contingent obligations as to which no claim has been asserted).

“Excluded Assets” has the same meaning set forth in the Indenture.

“Foreign Security Documents” shall mean the collective reference to the security agreements, debentures, pledge agreements, charges and other similar documents and agreements pursuant to which any Grantor purports to pledge or grant a security interest in any property or assets located outside of the United States.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Majority Holders” shall have the meaning set forth in Section 8.1(b).

“Note Documents” shall mean the Indenture, the Notes, the Collateral Agreements and the Guarantees.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC.

“Receivable” shall mean all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Obligations” shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any other Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Issuer or any other Grantor to the Secured Parties which may arise under or in connection with the Indenture or any other Note Document.

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“Secured Parties” shall mean collectively, the Collateral Agent, the Trustee and the Holders.

“Specified Courts” shall have the meaning set forth in Section 9.12.

“Subsidiary Grantors” shall mean, collectively, the Subsidiaries of the Issuer that are Grantors.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“UETA” shall have the meaning set forth in Section 3.3.

“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title under the law of any jurisdiction and includes, without limitation, the vehicles listed on Schedule 7, and all tires and other appurtenances to any of the foregoing.

1.2      Other Definitional Provisions.

(a)            The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references, are to this Agreement unless otherwise specified. References to any Schedule or Annex shall mean such Schedule or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b)            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)            Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)            The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(e)            The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

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(f)            All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 2.      GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

(a)            Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i)            all Accounts, including all Receivables;

(ii)           all Chattel Paper;

(iii)          all Deposit Accounts;

(iv)          all Equipment;

(v)           all Instruments;

(vi)          all Insurance;

(vii)         all Inventory;

(viii)        all Letter of Credit Rights;

(ix)           all Money;

(x)            all Vehicles;

(xi)           all Goods not otherwise described above;

(xii)          all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xiii)         all commercial tort claims now or hereinafter described on Schedule 9; and

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(xiv)        to the extent not otherwise included, all other property of such Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.

(b)            Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent or any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables.

Section 3.      REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Secured Parties on the date hereof that:

3.1            Representations in Indenture. The representations and warranties set forth in the Indenture and Section 3 of those certain Convertible Note Subscription Agreements by and between Galata Acquisition Corp. and the Subscriber (as defined therein), dated as of July 29, 2022 (as amended, restated, amended and restated and/or otherwise modified from time to time) and that certain Convertible Note Subscription Agreement by and between Galata Acquisition Corp. and the Subscriber, dated as of December 23, 2022 (as amended, restated, amended and restated and/or otherwise modified from time to time) as they relate to such Grantor or to the Note Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties that are qualified as to “materiality”, “material adverse effect” or similar language, in which case such representations and warranties shall be true and correct (after giving effect to any such qualification therein) in all respects as of such date, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Issuer’s knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Grantor’s knowledge.

3.2            Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, except for Permitted Liens. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture.

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3.3            Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, securing the payment and performance of each Grantor’s Secured Obligations and upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been filed on behalf of the Collateral Agent, as applicable, and may be filed on behalf of the Collateral Agent at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral, prior to all other Liens on the Collateral except for Permitted Liens. Collateral Agent may, but shall have no duty or obligation whatsoever to make such filings. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 4.2 to: (i) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts, (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all Letter of Credit Rights, (iii) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper and (iv) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transactions Act as in effect in the applicable jurisdiction (the “UETA”)) over all “transferable records” (as defined in UETA).

3.4            Name; Jurisdiction of Incorporation, Organization, Etc. Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation, incorporation or organization), jurisdiction of incorporation or organization, incorporation number or organizational identification number, if any, and the location of such Grantor’s registered office, chief executive office or sole place of business are specified on Schedule 4. Each Grantor is incorporated or organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor’s incorporation, organization or formation is required to maintain a public record showing the Grantor to have been incorporated, organized or formed. Except as specified on Schedule 4, it has not changed its name, jurisdiction of incorporation or organization, registered office, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

3.5      Inventory and Equipment.       (a) The Inventory and the Equipment (other than Inventory and Equipment in transit) are kept at the locations listed on Schedule 5.

(b)            Any Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, to the extent applicable.

(c)            None of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

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3.6            [Reserved]

3.7            Deposit Accounts. Schedule 2 hereto sets forth under the heading “Deposit Accounts,” all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Deposit Account. Such Grantor is the record and beneficial owner of, and has good and marketable title to the Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for, in the case of any of the foregoing Collateral other than Permitted Liens.

3.8      Receivables.       (a) No amount in excess of $1,000,000 individually or $5,000,000 in the aggregate payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the UCC) of the Collateral Agent.

(b)            Except as set forth on Schedule 6 hereto none of the Grantors has Receivables with respect to which the obligor is a governmental authority.

(c)            Each Receivable (i) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is enforceable in accordance with its terms, (iii) is not subject to any set-offs, defenses, taxes or counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is in compliance with all applicable laws, provided that with respect to Receivables owed by an Account Debtor who is not an Affiliate of any Grantor each of the foregoing is to the best knowledge of such Grantor.

3.9            [Reserved]

3.10            Vehicles. Schedule 7 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

3.11            Letter of Credit Rights. No Grantor is a beneficiary or assignee under any letter of credit other than the letters of credit described on Schedule 8.

3.12            Commercial Tort Claims. No Grantor has any commercial tort claims other than those described on Schedule 9.

Section 4.      COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Discharge of the Secured Obligations:

4.1            Covenants in Indenture. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

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4.2      Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Deposit Accounts.       (a)  If any of the Collateral is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Negotiable Document or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b)            If any of the Collateral with a value in excess of $5,000,000 is or shall become Electronic Chattel Paper such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable and unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c)            [Reserved]

(d)            Each Grantor shall maintain Deposit Accounts only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor.

(e)            [Reserved]

(f)            [Reserved]

4.3            Maintenance of Insurance. (a) Such Grantor shall maintain, with financially sound and reputable insurance companies, insurance on all its property (including, without limitation, all Inventory, Equipment and Vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and shall furnish to the Collateral Agentas of the date hereof, full information as to the insurance carried. Notwithstanding anything to the contrary, the Collateral Agent shall have no duty to oversee or monitor the financial soundness or the reputability of the insurance companies or provided coverage.

(b)            Such Grantor shall deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the date hereof, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date hereof, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $5,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. The Collateral Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

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4.4      Maintenance of Perfected Security Interest; Further Documentation.       (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)            Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(c)            At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as are necessary or that the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement in form reasonably satisfactory to the Collateral Agent (it being agreed that the Collateral Agent will not indemnify any deposit bank or securities intermediary in the Collateral Agent’s individual capacity).

(d)            [Reserved]

4.5            Changes in Locations, Name, Jurisdiction of Incorporation, Etc. Such Grantor will not, except upon fifteen (15) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of (a) all additional financing statements and other documents necessary or reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment (other than mobile goods) shall be kept:

(i)            permit any of the Inventory or Equipment (other than mobile goods) to be kept at a location other than those listed on Schedule 5;

(ii)            without limiting the prohibitions on mergers involving the Grantors contained in the Indenture, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in Section 3.4; or

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(iii)            change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

4.6            Notices. Such Grantor will advise the Collateral Agent promptly, in writing and in reasonable detail, of:

(a)            any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)            the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.7            [Reserved]

4.8            [Reserved]

4.9            Receivables. Other than in the ordinary course of business consistent with its past practice and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

4.10            [Reserved]

4.11            Vehicles. Within sixty (60) days after the date hereof, and, with respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within sixty (60) days after the date of acquisition thereof, all applications for certificates of title or ownership indicating the Collateral Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which shall be necessary to perfect its security interests in the Vehicles.

4.12            Government Receivables. If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of Receivables in excess of $5,000,000 in the aggregate in respect of which the account debtor is a governmental authority, such Grantor shall promptly notify the Collateral Agent in writing and shall take any necessary steps to perfect the Lien of the Collateral Agent for the benefit of the Secured Parties therein, and make such Lien enforceable against the account debtor.

4.13            Letter of Credit Rights. Within thirty (30) days after the date of obtaining any letter of credit rights other than in respect of the letters of credit described on Schedule 8 hereto, each Grantor shall provide the Collateral Agent with an amended or supplemented Schedule 8 to reflect such additional letters of credit.

4.14            Commercial Tort Claims. Within thirty (30) days after the date of any additional commercial tort claims arising since Schedule 9 was last delivered, each Grantor shall provide the Collateral Agent with an amended or supplemented Schedule 9 to reflect such additional commercial tort claims.

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Section 5.      REMEDIAL PROVISIONS

5.1      Certain Matters Relating to Receivables.       (a) The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)            The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in respect thereof and diligently exercise each material right it may have under any Receivable and any such Supporting Obligation, in each case, at its own expense consistent with its reasonable business judgment; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall forthwith (and, in any event, within two (2) Business Days) be turned over and duly endorsed by such Grantor to the Collateral Agent if required, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.

(c)            If an Event of Default has occurred and is continuing, of which a Responsible Officer of the Collateral Agent has been notified in writing or has actual knowledge thereof, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2      Communications with Obligors.       (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them the existence, amount and terms of any Receivables.

(b)            The Collateral Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Trustee therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivable directly to the Collateral Agent.

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5.3            Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).

5.4            Application of Proceeds. At such intervals as may be agreed upon by the Issuer and the Collateral Agent (acting with the written consent of the Trustee or Majority Holders), or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may, apply all or any part of the Collateral and/or net Proceeds thereof (after deducting fees and expenses as provided in Section 5.5) realized through the exercise by the Collateral Agent of its remedies hereunder in payment of the Secured Obligations. The Collateral Agent shall apply any such Collateral or Proceeds to be applied in the following order:

First, to the Collateral Agent to pay incurred and unpaid fees and expenses under the Note Documents (including, but not limited to, fees and expenses of its agents and counsel);

Second, to the Trustee in respect of Secured Obligations then due and owing and remaining unpaid for application by the Trustee in accordance with the terms of the Indenture;

Third, to the Trustee in respect of all Secured Obligations (other than those under clause second above) for prepayment of such Secured Obligations in accordance with the terms of the Indenture; and

Fourth, any balance of such Proceeds remaining after a Discharge of the Secured Obligations shall be paid over to the Issuer or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of Secured Obligations shall be returned to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

Any Proceeds not applied shall be held by the Collateral Agent as Collateral.

In addition, with respect to any proceeds of Insurance received by the Trustee or the Collateral Agent, as applicable, (x) if no Event of Default shall have occurred and be continuing, (i) such Insurance Proceeds shall be returned to the Grantors if permitted or required by the Indenture or (ii) if not so permitted or required by the Indenture, then such Insurance Proceeds shall be applied in accordance with this Section 5.4 and (y) if an Event of Default shall have occurred and be continuing, then such Insurance Proceeds shall be applied in accordance with this Section 5.4.

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5.5      Code and Other Remedies       (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may (but shall no be obligated to) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent may, but shall have no obligation to, store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Collateral Agent deems appropriate. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Collateral Agent, as representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Majority Holders shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale, such amount to be apportioned ratably to the Secured Obligations of the Secured Parties in accordance with their pro rata share of such Secured Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may, but shall not be obligated to sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may, but shall not be obligated to, specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent shall have the right, but not the obligation, to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. The Collateral Agent shall have no obligation to marshal any of the Collateral.

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(b)            The Collateral Agent shall deduct from such Proceeds all costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied or retained by the Collateral Agent in accordance with Section 5.4. Only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may, but shall not be obligated to, resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it or them of any rights hereunder.

(c)            [Reserved]

(d)            For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.5 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased, or otherwise occupied by such Grantor.

5.6            [Reserved]

5.7            Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 6.      POWER OF ATTORNEY AND FURTHER ASSURANCES

6.1      Collateral Agent’s Appointment as Attorney-in-Fact, Etc.      (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right (but the Collateral Agent shall not have the obligation), on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

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(i)            in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)            pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Note Documents and pay all or any part of the premiums therefor and the costs thereof;

(iii)            execute, in connection with any sale provided for in Section 5.5 or 5.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)            (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing. The parties further acknowledge and agree that the permissive rights of the Collateral Agent enumerated herein shall not be construed as duties,

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(b)            If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.

(c)            The fees and expenses of the Trustee and the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, including, but not limited to, fees and expenses of its agents and counsel, together with interest thereon at a rate per annum equal to the Default Rate under the Indenture, from the date of payment by the Trustee or Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Trustee or Collateral Agent on demand.

(d)            Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until a Discharge of the Secured Obligations.

6.2            Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Collateral Agent is authorized to, but shall have no duty or obligation to, file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as may be reasonably necessary or appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Collateral Documents or as “all assets” or “all personal property” of the such Grantor, whether now owned or hereafter existing or acquired by the such Grantor or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Notwithstanding the foregoing authorization, nothing herein shall obligate the Collateral Agent to perfect or maintain the perfection of the Grantors’ Liens, including by the filing of UCC financing statements and continuation statements, which shall be the sole responsibility of the Grantor.

6.3            Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)            file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

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(ii)            at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent or persons designated by the Collateral Agent;

(iii)            at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s interest in all or any part of the Collateral; and

(iv)            furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

Section 7.      Lien absolute; waiver of suretyship defenses

7.1      Lien Absolute, Waivers.       (a) All rights of Collateral Agent hereunder, and all obligations of Grantors hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, in each case, each of the following (whether or not such Grantor has knowledge thereof):

(i)            the validity or enforceability of the Indenture or any other Note Document, any of the Secured Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii)            any renewal, extension or acceleration of, or any increase in the amount of the Secured Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Note Documents;

(iii)            any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Note Documents, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

(iv)            any change, reorganization or termination of the corporate structure or existence of Issuer or any other Grantor or any of their Subsidiaries and any corresponding restructuring of the Secured Obligations;

(v)            any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Secured Obligations or any subordination of the Secured Obligations to any other obligations;

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(vi)            the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Secured Obligations or any other impairment of such collateral;

(vii)            any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Collateral Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable law; and

(viii)            any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuer or any other Grantor for the Secured Obligations, or of any security interest granted by any Grantor, whether in a bankruptcy proceeding or in any other instance.

(b)            In addition each Grantor further waives any and all other defenses, set- offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Issuer or any other Grantor or Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

(c)            Each Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Issuer or any of the other Grantors with respect to the Secured Obligations. Except for notices provided for herein, each Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Issuer, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from Issuer, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Issuer, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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Section 8.      the collateral AGENT

8.1            Authority of Collateral Agent.             (a) Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b)            U.S. Bank Trust Company, National Association has been appointed to act as Collateral Agent hereunder by the Holders. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture; provided that the Collateral Agent shall, after the payment in full of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) (the “Discharge of the Secured Obligations”), exercise, or refrain from exercising, any remedies provided for herein and otherwise act in accordance with the instructions of the holders of a majority of the Notes (the “Majority Holders”). The provisions of the Indenture relating to the Trustee, including without limitation, the provisions relating to resignation or removal of the Trustee and the powers, duties, indemnities and immunities of the Trustee, are incorporated herein by this reference, shall apply to U.S. Bank Trust Company, National Association acting in its capacity as the Collateral Agent hereunder, and shall survive any termination of the Indenture.

8.2            Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Trustee, the Collateral Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

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8.3      Exculpation of the Collateral Agent.       (a) The Collateral Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Collateral Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Secured Parties or by or on behalf of any Secured Party to the Collateral Agent or any Secured Party in connection with this Agreement and the Collateral Agreements and the transactions contemplated thereby or for the financial condition or business affairs of any party to the Indenture or any other Person liable for the payment of any Secured Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Collateral Documents or as to the existence or possible existence of any Event of Default or default or to make any disclosures with respect to the foregoing.

(b)            Neither the Collateral Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Collateral Agent under or in connection with any of the Collateral Documents except to the extent caused solely and proximately by the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall be entitled to refrain from any act or the taking of any action in connection herewith or any of the Collateral Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have been instructed in respect thereof by the Trustee or the Majority Holders and, upon such instruction, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in conclusively relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Grantors and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under any of the Collateral Documents in accordance with the Indenture or, in the limited circumstances specified in Section 8.1(b) hereof, the instructions of the Majority Holders.

(c)            Without limiting the indemnification provisions of the Indenture, each of the Secured Parties not party to the Indenture severally agrees to indemnify the Collateral Agent, to the extent that the Collateral Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, but not limited to, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the Collateral Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the Collateral Documents; provided, no such Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely and directly from the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts insufficiently indemnified against until such additional indemnity is furnished.

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(d)            No direction given to the Collateral Agent which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in or arising under this Agreement or any Collateral Document accepted or entered into by the Collateral Agent shall be binding upon the Collateral Agent.

8.4            No Individual Foreclosure, Etc. No Secured Party shall have any right individually to realize upon any of the Collateral except to the extent expressly contemplated by this Agreement or the other Note Documents, it being understood and agreed that all powers, rights and remedies under the Note Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral provided hereunder and under any other Note Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement. Without limiting the generality of the foregoing, each Secured Party authorizes the Collateral Agent to credit bid all or any part of the Secured Obligations held by it.

8.5            Concerning the Collateral Agent. U.S. Bank Trust Company, National Association is entering this Agreement and each other Collateral Agreement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder and under each other Collateral Agreement, whether or not expressly provided herein or therein, the Collateral Agent shall be entitled to the rights, protections, immunities and indemnities of the Collateral Agent set forth in the Indenture as if the provisions setting forth those rights, protections, immunities and indemnities were set forth herein and therein.

Notwithstanding anything herein to the contrary, the Collateral Agent shall be under no obligation to exercise any discretion in connection with its duties herein, and shall act or refrain from acting as directed in writing by the Trustee or the Holders of the requisite percentage in aggregate principal amount of the Notes as permitted by and in accordance with the Indenture, and shall have no liability to any Person and will be fully protected in acting or refraining from acting in accordance therewith.

Section 9.      MISCELLANEOUS

9.1            Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent in accordance with Sections 8.01 and 8.02 of the Indenture.

9.2            Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.01 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

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9.3            No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4      Enforcement Expenses; Indemnification.       (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Note Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.

(b)            Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)            The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture and the other Note Documents.

9.5            Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

9.6            Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Note Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party exercising any right of set-off shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

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9.7            Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

9.8            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.9            Section Headings. The Section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10            Integration/Conflict. This Agreement and the other Note Documents represent the entire agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the case of any Collateral “located” outside the United States, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any applicable Foreign Security Document which cannot be resolved by both provisions being complied with, the provisions contained in such Foreign Security Document shall govern to the extent of such conflict with respect to such Collateral.

9.11            GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

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9.12            Submission to Jurisdiction; Waivers. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 of the Indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each Grantor irrevocably appoints Marti Technologies I Inc., as Delaware corporation, with an office at 3500 South DuPont Highway in the City of Dover, County of Kent, Delaware, 19901, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any proceeding. If for any reason such Person shall cease to be such agent for service of process, each Grantor shall forthwith appoint a new agent of recognized standing for service of process in the United States and deliver to the Collateral Agent a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, the Collateral Agent or any Holder to serve process in any other manner permitted by law. Each of the Company, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

9.13            Acknowledgments. Each Grantor hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b)            no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)            no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

9.14            Additional Grantors. Each Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to Section 3.11(C) of the Indenture shall become a Grantor as required by the Indenture for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

9.15      Releases.       (a) At such time as there has been a Discharge of the Secured Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the written request and sole expense of any Grantor following any such termination and opinion receipt of an Officer’s Certificate and Opinion of Counsel as required by the Indenture, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

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(b)            If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Indenture, then, the Collateral Agent, at the written request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably requested by such Grantor for the release of the Liens created hereby on such Collateral provided that the Grantor shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and Collateral to be released, together with a certification by the Issuer stating that such transaction is in compliance with the Indenture and the other Note Documents and that the Proceeds of such Disposition will be applied in accordance therewith. At the request and sole expense of the Issuer, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Grantor shall be Disposed of in a transaction permitted by the Indenture; provided that the Issuer shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Grantor, together with a certification by the Issuer stating that such transaction is in compliance with the Indenture and the other Note Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

(c)            Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

9.16            WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE, THE COLLATERAL AGENT, AND THE HOLDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

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IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

MARTI TECHNOLOGIES, INC.

By:
Name:
Title:

MARTI TECHNOLOGIES I INC.

By:
Name:
Title:

MARTI ILERI TEKNOLOJI A.S.

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

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Schedule 11

NOTICE ADDRESSES OF GRANTORS

1 NTD: All schedules to be completed prior to the Springing Lien Trigger Date as may be reasonably acceptable to the Lead Investor.

1-1

Schedule 2

Deposit Accounts

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

2-1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[To be provided]

Other Actions

[Describe other actions to be taken]

3-1

Schedule 4

EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Organizational I.D.	Chief Executive Office or Sole Place of Business

4-1

Schedule 5

LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Locations

5-1

Schedule 6

GOVERNMENT RECEIVABLES

6-1

Schedule 7

VEHICLES

7-1

Schedule 8

LETTER OF CREDIT RIGHTS

8-1

Schedule 9

COMMERCIAL TORT CLAIMS

9-1

Annex 1 to
Pledge and Security Agreement

ASSUMPTION AGREEMENT, dated as of ____________, ____, made by ______________________, a _______________ corporation (the “Additional Grantor”), in favor of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for (i) the Holders (as defined in the Indenture), and (ii) the other Secured Parties (as defined in the Pledge and Security Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

W I T N E S S E T H:

WHEREAS, Marti Technologies, Inc. (the “Issuer”), U.S. Bank Trust Company, National Association, as trustee and the Collateral Agent have entered into a Indenture, dated as of July 10, 2023 (as amended, supplemented, replaced or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer and certain of its Affiliates (other than the Additional Grantor) have entered into the Pledge and Security Agreement, dated as of July 10, 2023 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Pledge and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.            Pledge and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 4 and Schedules 5 through 9 to the Pledge and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Pledge and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

Annex 1-1

2.            GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.            Successors and Assigns. This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-2

Exhibit G

FORM OF GUARANTY AGREEMENT

FORM OF GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of [__] (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, this “Guaranty”), made by each of the undersigned subsidiaries of Marti Technologies, Inc., a Cayman Islands exempted company (the “Issuer”) (each individually, a “Guarantor” and, collectively, the “Guarantors”) and each Additional Guarantor that becomes a party hereto pursuant to Section 22 hereof. Except as otherwise defined herein, capitalized terms used herein and defined in the Indenture (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Issuer, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (together with any successor trustee, the “Trustee”) and as collateral agent (together with any successor collateral agent, the “Collateral Agent”), have entered into an Indenture, dated as of even date herewith (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Indenture”);

WHEREAS, in recognition of the direct or indirect benefits to be received by each Guarantor from the issuance of the Notes by the Issuer under the Indenture, each Guarantor desires to enter into this Guaranty; and

WHEREAS, it is a condition to the issuance and sale of the Notes under the Indenture that each Guarantor shall have executed and delivered this Guaranty in order to guarantee the Issuer’s obligations in respect of the Indenture and the Notes.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees with the Trustee for the benefit of itself, the Holders and the Collateral Agent as follows:

1.            The Guaranty. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Secured Parties. If any or all of the Relevant Guaranteed Obligations become due and payable hereunder, such Guarantor, unconditionally and irrevocably, jointly and severally, promises to pay such Relevant Guaranteed Obligations to the Secured Parties, on first demand, together with any and all expenses which may be incurred by the Secured Parties in collecting any of the Relevant Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. For the avoidance of doubt, the Guarantee provided hereunder constitutes an undertaking of third person’s obligations (üçüncü kişinin fiilini taahhüt) as regulated under Article 128 of Turkish Code of Obligations (Law No. 6098). This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Issuer or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Issuer or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

No failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Party would otherwise have. Except as otherwise explicitly required hereby or by any other Note Document, no notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.

2.            Bankruptcy. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees the payment of any and all of its Relevant Guaranteed Obligations to the Secured Parties whether or not due or payable by the Issuer or any such other Guaranteed Party upon the occurrence of any of the events specified in Sections 7.01(A)(ix) or (x) of the Indenture, and jointly and severally, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), promises to pay such Relevant Guaranteed Obligations to the Secured Parties, on order, on demand, in lawful money of the United States.

3.            Nature of Liability. The liability of each Guarantor hereunder is primary, absolute, direct, joint and several, and unconditional, irrevocable and exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations, whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and each Guarantor understands and agrees, to the fullest extent permitted under law, that the liability of such Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Issuer, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty or undertaking of such Guarantor or of any other party as to the Relevant Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment of the Relevant Guaranteed Obligations to the extent of such payment), (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, (e) any payment made to any Secured Party on the Relevant Guaranteed Obligations which any such Secured Party repays to any Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Parties as contemplated in Section 5 or (g) any invalidity, irregularity or unenforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor.

4.            Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Issuer, any other party or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any other party, the Issuer or any other Guaranteed Party and whether or not any other guarantor, any other party, the Issuer or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Issuer or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Issuer or any such other Guaranteed Party shall operate to toll the statute of limitations as to the relevant Guarantor. The provisions of this Guaranty constitute a continuing guaranty and include all present and future Relevant Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Relevant Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Relevant Guaranteed Obligations after prior Relevant Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke the provisions of this Guaranty as to future Relevant Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by the Trustee, (ii) no such revocation shall apply to any Relevant Guaranteed Obligations in existence on the date of receipt by Trustee of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Relevant Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Guaranteed Party in existence on the date of such revocation, (iv) no payment by any Guarantor or from any other source, prior to the date of Trustee’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by the Issuer or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Relevant Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor which remain guaranteed hereunder.

5.            Authorization. To the fullest extent permitted under law, each Guarantor authorizes the Secured Parties without notice or demand, and without affecting or impairing its liability hereunder, from time to time (but without obligation) to:

(a)            change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed or altered;

(b)            take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)            exercise or refrain from exercising any rights against the Issuer, any other Guaranteed Party, or any other Person or otherwise act or refrain from acting;

(d)            release or substitute any one or more endorsers, guarantors, the Issuer, any other Guaranteed Party, any other Person or other obligors;

(e)            settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) to its creditors other than the Secured Parties;

(f)            except as otherwise expressly required by the Security Agreements, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Issuer or any other Guaranteed Party to the Secured Parties regardless of what liability or liabilities of the Issuer or such other Guaranteed Party remain unpaid;

(g)            consent to or waive any breach of, or any act, omission or default under, this Guaranty, any other Note Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Guaranty (subject to Section 14), any other Note Document or any of such other instruments or agreements; and/or

(h)            take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

6.            Reliance. It is not necessary for any Secured Party to inquire into the capacity or powers of the Issuer, any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.            Subordination. Any indebtedness of the Issuer or any other Guaranteed Party now or hereafter owing to any Guarantor is hereby subordinated to the Relevant Guaranteed Obligations of the Issuer or such other Guaranteed Party owing to the Secured Parties and, if the Trustee so requests at a time when an Event of Default exists and is continuing, all such indebtedness to such Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Secured Parties and be paid over to the Trustee on behalf of the Secured Parties on account of the Relevant Guaranteed Obligations of the Issuer or such other Guaranteed Party to the Secured Parties, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Issuer or any other Guaranteed Party which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been paid in full. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Secured Parties, and shall forthwith be paid to Trustee to be credited and applied to the Relevant Guaranteed Obligations and all other amounts payable hereunder, whether matured or unmatured, in accordance with the terms of this Guaranty, or to be held as Collateral for any Relevant Guaranteed Obligations or other amounts payable hereunder thereafter arising. Notwithstanding anything to the contrary contained herein, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Guarantor (the “Foreclosed Guarantor”), including after the Termination Date, if all or any portion of the obligations under the Indenture and the Notes have been satisfied in connection with a sale or other disposition by Trustee or Collateral Agent of the Equity Interests of such Foreclosed Guarantor, whether pursuant to the Security Agreements or otherwise.

8.            Waiver. (a) Each Guarantor waives, to the fullest extent permitted under applicable law, any right to require any Secured Party to (i) proceed against the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Guarantor or any other Person, or any collateral or (iv) pursue any other remedy in any Secured Party’s power whatsoever. Each Guarantor waives, to the fullest extent permitted under applicable law, any defense based on or arising out of any defense of the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other person (other than payment of the Relevant Guaranteed Obligations to the extent of such payment and release of such Guarantor from this Guaranty in accordance with Section 18) or based on or arising out of the disability of the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or the invalidity, illegality or unenforceability of the Relevant Guaranteed Obligations or any part thereof for any cause, or the cessation from any cause of the liability of the Issuer or any other Guaranteed Party (other than payment of the Relevant Guaranteed Obligations to the extent of such payment and release of such Guarantor from this Guaranty in accordance with Section 18). The Secured Parties may, at their election, foreclose on any security held by the Trustee, Collateral Agent or any Holder by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Parties may have against the Issuer, any other Guaranteed Party or any other Person, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Relevant Guaranteed Obligations have been paid. Each Guarantor waives, to the fullest extent permitted under law, any defense arising out of any such election by the Secured Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Issuer, any other Guaranteed Party or any other Person or any security.

(b)            Each Guarantor waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Trustee nor any of the other Secured Parties shall have any duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c)            Each Guarantor, to the fullest extent permitted under law, (i) subordinates to the payment in full of the obligations under the Indenture and the Notes, any right to assert against the Issuer or any other Guaranteed Party, any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against the Issuer or any other party liable to the Issuer or such other Guaranteed Party; and (ii) waives any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor.

9.            Maximum Liability. It is the desire and intent of each Guarantor and the Secured Parties that this Guaranty shall be enforced against such Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such Guarantor’s obligations under this Guaranty shall be deemed to be reduced and such Guarantor shall pay, if and when required pursuant to the terms hereof, the maximum amount of the Relevant Guaranteed Obligations which would be permissible under applicable law.

10.            Enforcement. Each Secured Party agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Trustee, acting for itself or upon the instructions of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and that no other Person shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Trustee, for the benefit of the Secured Parties upon the terms of this Guaranty. Each Holder further agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

11.            Representations and Warranties. Each Guarantor represents and warrants that:

(a)            Such Guarantor has the corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Note Document to which it is party and has taken all necessary corporate, partnership, limited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Note Document. Such Guarantor has duly executed and delivered this Guaranty and each other Note Document to which it is a party, and this Guaranty and each such other Note Document constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)            Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Note Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will violate any provision of the certificate of incorporation, or memorandum and articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of such Guarantor.

(c)            The Guarantor agrees and accepts to fulfill its notification obligation within 30 days of the date of issuance of this Guaranty Agreement required by Article 18 of Decree No. 32 on the Protection of the Value of the Turkish Currency.

(d)            The Guarantor is not bankrupt or insolvent nor has it ceased or suspended generally payments of its debts or announced any intention to do so and there is no admission by it of its inability to do so.

(e)            The Guarantor is able to pay its debts as they fall due, and will not be rendered unable to pay its debts as they fall due because of its entry into and performance of this Guaranty Agreement.

(f)            The Guarantor has not commenced negotiations with any creditor with a view to readjustment or rescheduling of its indebtedness nor has it made an assignment for the benefit of or a composition with its creditors, and no moratorium has been declared in respect of its indebtedness, and no event has occurred and no proceeding or action has been taken under the laws of any jurisdiction that is analogous to or has an effect similar to any of the matters referred to in this paragraph.

12.            Covenants. Each Guarantor that is not a party to the Indenture covenants and agrees that on and after the Issue Date (or, if later, the date on which any Additional Guarantor becomes a party hereto pursuant to Section 22) and until the Termination Date (or such earlier date released from this Guaranty in accordance with Section 18), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Section 3 of the Indenture.

13.            Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Parties and their successors and permitted assigns.

14.            Amendments. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Trustee (with each other consent required pursuant to Section 8 of the Indenture).

15.            Authorization. Subject, in each case, to the limitations set forth in Section 3.13 of the Indenture, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Party is hereby authorized at any time or from time to time, without obtaining a judgment or the approval or consent of or notice to the Issuer, presentment, demand, protest or other notice of any kind to any Guarantor, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used (i) solely for making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (ii) solely for paying taxes, including sales taxes, or (iii) as an escrow account, a fiduciary or trust account or otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities)) and any other Indebtedness at any time held or owing by such Holder, the Collateral Agent or the Trustee to or for the credit or the account of such Guarantor against and on account of its Relevant Guaranteed Obligations to the Holder, the Collateral Agent or the Trustee under this Guaranty, irrespective of whether or not such Holder, the Collateral Agent or the Trustee shall have made any demand hereunder and although such Relevant Guaranteed Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

16.            Notice, etc. All notices, requests, demands or other communications pursuant hereto shall be sent in accordance with the terms and provisions set forth in Section 11.01 of the Indenture. However, any notice or communication relating to default, termination and rescission must be served in accordance with Article 18/3 of the Turkish Commercial Code (Law No. 6102) through a notary public, by telegram or registered mail or by e-mail with secure electronic signature.

17.            CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTIES AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty (except that in the case of any bankruptcy, insolvency or similar proceedings with respect to any Guarantor, actions or proceedings related to this Guaranty and the other Note Documents may be brought in such court holding such bankruptcy, insolvency or similar proceedings) may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor and each Holder (by its acceptance of the benefits of this Guaranty) hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Without limiting the generality of any of the foregoing, the Guarantor agrees, without prejudice to the enforcement of a judgment obtained in New York according to the provision of Article 54 of the Act on International Private Law and Procedure Law of the Republic (Law No. 5718) (the “Private International Law”) that in the event that the Guarantor is sued in a court in the Republic of Turkey in connection with this Guaranty Agreement, such judgment obtained in New York shall constitute conclusive evidence of the existence and amount of the claim against the Guarantor pursuant to the provisions of Article 193 of the Civil Procedure Code of the Republic (Law No. 6100) and Article 58 and Article 59 of the Private International Law. Each Guarantor irrevocably appoints Marti Technologies I Inc., as Delaware corporation, with an office at 3500 South DuPont Highway in the City of Dover, County of Kent, Delaware, 19901, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any proceeding. If for any reason such Person shall cease to be such agent for service of process, each Guarantor shall forthwith appoint a new agent of recognized standing for service of process in the United States and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Note Agent or any Holder to serve process in any other manner permitted by law. Each Guarantor, each Secured Party (by its acceptance of the benefits of this Guaranty) hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over it, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Note Document to which it is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over it. Each Guarantor, each Secured Party (by its acceptance of the benefits of this Guaranty) further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 16. Each Guarantor, each Secured Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Note Document to which it is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any such party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(b)            EACH GUARANTOR, EACH SECURED PARTY (by its acceptance of the benefits of this Guaranty) HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER NOTE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)            EACH GUARANTOR, EACH SECURED PARTY (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18.            Release. In the event that a Guarantor ceases to be a Subsidiary of the Issuer as a result of a transaction permitted under the Indenture, such Guarantor shall upon ceasing to be a Subsidiary be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect. Upon the occurrence of the Termination Date, this Guaranty shall automatically and without further action, as to all Guarantors, terminate and have no further force and effect. The Trustee (and each Holder (by its acceptance of the benefits of this Guaranty) irrevocably authorizes the Trustee) to, at the Guarantors’ expense, execute and deliver to the Guarantors such documents as the Guarantors may reasonably request to evidence, as applicable, the release of such Guarantor from, or the termination in full of, this Guaranty.

19.            Right of Contribution. At any time a payment in respect of the Relevant Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Relevant Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Relevant Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage of the aggregate payments made by all Guarantors in respect of the Relevant Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Relevant Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Relevant Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Relevant Guaranteed Obligations have been paid in full, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 19 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Relevant Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 19, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Relevant Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty shall thereafter have no contribution obligations, or rights, pursuant to this Section 19, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 19, each Guarantor who makes any payment in respect of the Relevant Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Relevant Guaranteed Obligations have been paid in full. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.

20.            Counterparts; Etc. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Trustee. The provisions of Section 11.14 of the Indenture are incorporated herein, mutatis mutandis.

21.            Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense (other than payment of the Relevant Guaranteed Obligations to the extent of such payment), and shall be subject to the provisions of Sections 2.04 and 2.05 of the Indenture.

22.            Additional Guarantors. It is understood and agreed that any Subsidiary of the Issuer that is required, or with respect to which the Issuer elects to cause, to become a party to this Guaranty after the date hereof pursuant to the relevant provisions of the Indenture, shall become a Guarantor hereunder by executing and delivering a counterpart hereof, or a joinder agreement substantially in the form of Exhibit A hereto (each, a “Guaranty Supplement”), and delivering same to the Trustee and (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Note Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor and (ii) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Note Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

23.            Concerning the Trustee. U.S. Bank Trust Company, National Association is entering this Agreement solely in its capacity as Trustee under the Indenture. In acting hereunder, whether or not expressly provided herein or therein, the Trustee shall be entitled to the rights, protections, immunities and indemnities of the Trustee set forth in the Indenture as if the provisions setting forth those rights, protections, immunities and indemnities were set forth herein and therein.

24.            Definitions. The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on each Note issued by the Issuer under the Indenture, together with all the other obligations of the Issuer under the Indenture and the Notes (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees, expenses, prepayment premiums, and interest (including any interest, fees, expenses, prepayment premiums and other amounts accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest, fees, expenses and other amounts is an allowed or allowable claim in any such proceeding thereon) of the Issuer and the Guarantors to the Secured Parties now existing or hereafter incurred under, arising out of or in connection with the Indenture and each other Note Document to which any of the Issuer or the Guarantors is a party and the due performance and compliance by the Issuer and the Guarantors with all the terms, conditions and agreements contained in the Indenture, the Notes and in each such other Note Document.

“Guaranteed Party” shall mean the Issuer and each Guarantor.

“Relevant Guaranteed Obligations” shall mean (x) with respect to the Issuer, all Guaranteed Obligations (other than its own Guaranteed Obligations) and (y) with respect to all other Guarantors, the Guaranteed Obligations.

“Termination Date” shall mean the date (i) of the satisfaction and discharge of the Indenture as described in Section 9.01 thereof or (ii) of payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes (other than inchoate or contingent indemnification obligations for which no claim has been asserted).

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

FOR AND ON BEHALF OF:

MARTI TECHNOLOGIES, INC., as a Guarantor

By:
Name:
Title:

MARTI TECHNOLOGIES I INC., as a Guarantor

By:
Name:
Title:

MARTI ILERI TEKNOLOJI A.S.,
as a Guarantor

By:
Name:
Title:

[Signature Page to Guaranty Agreement]

Accepted and Agreed to:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title:

[Signature Page to Guaranty Agreement]

EXHIBIT A

[Form of]

JOINDER AGREEMENT

[   ], 20[   ]

Reference is made to (a) the Guaranty Agreement, dated as of [__] (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Guaranty”), among Marti Technologies, Inc., a Cayman Islands exempted company (the “Issuer”), the subsidiaries of the Issuer party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (together with any successor trustee, the “Trustee”) and (b) the Indenture, dated as of July 10, 2023, between the Issuer, the Trustee and U.S. Bank Trust Company, National Association, as collateral agent (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Indenture”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty or, if not defined therein, the Indenture.

W I T N E S S E T H:

WHEREAS, in recognition of the direct or indirect benefits to be received by each Guarantor from the issuance of the Notes by the Issuer under the Indenture; and

WHEREAS, the undersigned Subsidiary (the “New Guarantor”) is required pursuant to the terms of the Indenture and the Guaranty, or the Issuer has otherwise elected in accordance with the terms of the Indenture and the Guaranty to cause such New Guarantor, to become a Guarantor by executing this joinder agreement (this “Joinder Agreement”) to the Guaranty.

NOW, THEREFORE, the Trustee and the New Guarantor hereby agree as follows:

1.            Guaranty. In accordance with Section 22 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and hereby, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Secured Parties.

2.            Covenants; Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct, in all material respects, on and as of the date hereof, except for representations and warranties that are qualified as to “materiality”, “material adverse effect” or similar language, in which case such representations and warranties are true and correct (after giving effect to any such qualification therein) in all respects as of such date, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date. Each reference to a Guarantor in the Indenture and to a Guarantor in the Guaranty shall, from and after the date hereof, be deemed to include the New Guarantor.

3.            Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.            Counterparts; Etc. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement. The provisions of Section 11.14 of the Indenture are incorporated herein, mutatis mutandis.

5.            No Waiver. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

6.            Notices. All notices, requests and demands to or upon the New Guarantor, the Trustee or any Holder shall be governed by the terms of Section 16 of the Guaranty.

7.            Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.            Concerning the Trustee. U.S. Bank Trust Company, National Association, is entering into this Joinder Agreement solely in its capacity as Trustee and not in its individual or corporate capacity. In acting hereunder, the Trustee shall be entitled to all of the rights, privileges and immunities set forth in the Indenture and the other Note Documents as though fully set forth herein.

[Signature Pages Follow]

[Signature Page to Guaranty Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[ ],
as a Guarantor

By:
Name:
Title:

Address for Notices:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

[Signature Page to Guaranty Agreement]